                                  EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA






In re:                                  )  Case No 02-20382-BKC-RBR
                                        )
ROADHOUSE GRILL, INC.,                  )  Chapter 11 Case
                                        )
      Debtor.                           )
                                        )
-------------------------------------


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                      DEBTOR'S SECOND AMENDED AND RESTATED
                         DISCLOSURE STATEMENT IN SUPPORT
                OF CHAPTER 11 PLAN OF REORGANIZATION, AS MODIFIED

                              DATED: JUNE 12, 2002

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KILPATRICK STOCKTON LLP                      KILPATRICK STOCKTON LLP
Co-Counsel for the Debtor-in-Possession      Co-Counsel for the Debtor-in-Possession
Gerald A. Jeutter, Jr., Esq.                 Alfred S. Lurey, Esq.
3737 Glenwood Avenue, Suite 400              Melinda Marbes, Esq.
Raleigh, NC 27612                            1100 Peachtree Street, Suite 2800
Telephone: (919) 420-1700                    Atlanta, GA 30309
Facsimile: (919) 420-1800                    Telephone: (404) 815-6500
                                             Facsimile: (404) 815-6555

BERGER SINGERMAN, P.A.                       BERGER SINGERMAN, P.A.
Co-Counsel for the Debtor-in-Possession      Co-Counsel for the Debtor-in-Possession
Paul Steven Singerman, Esq.                  Leslie Gern Cloyd, Esq.
Brian Rich, Esq.                             350 E. Las Olas Boulevard, Suite 1000
200 S. Biscayne Boulevard, Suite 1000        Fort Lauderdale, FL 33301
Miami, FL 33131                              Telephone: (954) 525-9900
Telephone: (305) 755-9500                    Facsimile: (954) 523-2872
Facsimile: (305) 714-4340

                                TABLE OF CONTENTS

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KILPATRICK STOCKTON LLP....................................................   xxxii


I.    INTRODUCTION AND OVERVIEW............................................       1

    (A)  The Chapter 11 Case...............................................       1
    (B)  Purpose of Disclosure Statement...................................       1
    (C)  Disclaimers.......................................................       1
    (D)  Summary of the Plan...............................................       2
         1.  In General....................................................       2
         2.  Property to be Distributed....................................       2
         3.  Classifications and Treatment of Claims and Interests.........       3
    (E)  Confirmation......................................................       6
         1.  Generally.....................................................       6
         2.  Objections to Confirmation....................................       6
         3.  Confirmation Hearing..........................................       7
         4.  Effective Date................................................       7
         5.  Injunctions...................................................       7

II.   HISTORY, ORGANIZATION AND BUSINESS OF THE DEBTOR.....................       8

    (A)  History and Organization of the Debtor............................       8
    (B)  Business of the Debtor............................................       8
         1.  In General....................................................       9
         2.  Franchising...................................................      10
         3.  SEC Reporting.................................................      10
         4.  Liquidity and Capital Resources...............................      10
         5.  Summary of Cash Flows.........................................      15
         6.  Capital Expenditures..........................................      15
         7.  Seasonality and Quarterly Results.............................      15
         8.  Impact of Inflation...........................................      16
    (C)  Putative Class Action.............................................      16

III.  THE CHAPTER 11 REORGANIZATION CASE...................................      17

    (A)  The Involuntary Chapter 11 Filing.................................      17
    (B)  Professionals Retained by the Debtor..............................      17
    (C)  Appointment of Creditors' Committee and its Professionals.........      18
    (D)  Post-Petition Financing...........................................      18
    (E)  Executory Contracts and Unexpired Leases..........................      18
         1.  Assumption/Rejection Deadline.................................      18

IV.   THE PLAN.............................................................      19

    (A)  Overview..........................................................      19
    (B)  Unclassified Claims...............................................      19
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                                       i
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         1.  Administrative Claims.........................................      19
         2.  Priority Tax Claims...........................................      20
    (C)  Designation and Treatment of Claims and Interests.................      20
         1.  Class 1 - Priority Non-Tax Claims.............................      20
         2.  Secured Claims................................................      21
         3.  Unsecured Claims..............................................      41
    (D)  Avoidance Actions.................................................      44
    (E)  Means for Implementation of Plan..................................      45
         1.  Effective Date Payments.......................................      45
         2.  Issuance of New Unsecured Notes and New Secured Notes.........      45
         3.  Issuance of New Common Stock..................................      45
    (F)  Treatment of Executory Contracts and Unexpired Leases.............      45
         1.  Assumption and Rejection......................................      45
         2.  Rejection Damages.............................................      46
         3.  Benefit Programs..............................................      46
    (G)  Intent to Prosecute Causes of Action After Confirmation...........      46

V.    VOTING PROCEDURES AND REQUIREMENTS...................................      48

    (A)  Eligibility.......................................................      48
    (B)  Ballots...........................................................      48
    (C)  Voting Procedure..................................................      48
    (D)  Voting Deadline...................................................      49
    (E)  Importance of Voting/Vote Required for Acceptance and Confirmation      49

VI.   CONDITIONS TO CONFIRMATION...........................................      50

    (A)  In General........................................................      50
    (B)  Best Interests Test...............................................      50
         1.  In General....................................................      50
         2.  Chapter 7.....................................................      51
         3.  Liquidation Analysis..........................................      51
    (C)  Feasibility of the Plan...........................................      52
    (D)  Confirmation Without Acceptance By All Impaired Classes...........      52
         1.  Fair and Equitable Test.......................................      52
         2.  No Unfair Discrimination......................................      53

VII.  PROJECTED FINANCIAL INFORMATION......................................      53


VIII. THE REORGANIZED DEBTOR...............................................      54

    (A)  Ownership Structure of the Reorganized Debtor.....................      54
    (B)  Employment Agreements.............................................      55
    (C)  Initial Management of the Purchaser and Reorganized Debtors.......      55
    (D)  Executive Compensation............................................      55
    (E)  Public Reporting Obligations......................................      56
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IX.   RISK FACTORS.........................................................      56

    (A)  Introduction......................................................      56
    (B)  Bankruptcy Risks..................................................      56
         1.  Risks Relating to Confirmation................................      56
         2.  Other Bankruptcy Risks........................................      57
    (C)  Business Risks....................................................      57
         1.  Seasonality...................................................      57
         2.  General Factors...............................................      57
         3.  Reliance on Key Personnel.....................................      58
         4.  Competition and Inflation.....................................      58
    (D)  Securities Risks..................................................      58
         1.  Lack of Established Market for the New Securities; Volatility.      58
         2.  Dividends.....................................................      59
         3.  Delay in Ultimate Distribution of New Common Stock............      59

X.    TAX IMPLICATIONS.....................................................      59


XI.   APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS......      60

    (A)  General...........................................................      60
    (B)  Bankruptcy Code Exemptions from Registration Requirements.........      60
         1.  Initial Offer and Sale of Securities..........................      60
         2.  Subsequent Transfers of Securities............................      60
    (C)  Certain Transactions by Stockbrokers..............................      62
    (D)  Registration Under the Trust Indenture Act of 1939................      63

XII.  ALTERNATIVES TO PLAN.................................................      63

    (A)   Chapter 7 Liquidation............................................      63
    (B)   Alternate Plan...................................................      63

XIII. CONCLUSION...........................................................      64


XIV.  DISCLOSURE STATEMENT EXHIBITS........................................      ii
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                                      iii

I.    INTRODUCTION AND OVERVIEW

      (A)   THE CHAPTER 11 CASE

      On January 18, 2002 ("Petition Date"), an involuntary Chapter 11 petition was filed against Roadhouse Grill, Inc. in the United States Bankruptcy Court for the Southern District of Florida by three entities related to CNL Restaurant Properties, Inc. Roadhouse Grill consented to the entry of an order for relief on April 16, 2002, and filed its plan of reorganization, designed to enable it to emerge promptly from Chapter 11 as a viable enterprise with a restructured balance sheet. No trustee or examiner has been appointed in the Chapter 11 Case.

      (B)   PURPOSE OF DISCLOSURE STATEMENT

      Pursuant to section 1125 of the Bankruptcy Code, the Debtor submits this Second Amended and Restated Disclosure Statement in Support of Chapter 11 Plan of Reorganization, As Modified (the "DISCLOSURE STATEMENT") to provide its creditors and stockholders with adequate information about the Debtor and its Second Amended and Restated Chapter 11 Plan of Reorganization, As Modified dated June 12, 2002 (the "PLAN"). UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT THAT ARE DEFINED IN THE PLAN HAVE THE MEANINGS ASCRIBED TO THOSE TERMS IN THE PLAN.

      The purpose of the Disclosure Statement is to enable creditors of the Debtor to make an informed judgment regarding acceptance or rejection of, or objection to, the Plan. The Disclosure Statement describes generally the Plan and contains information concerning, among other things, voting instructions, classification and treatment of Claims and Interests under the Plan, and the Debtor's history, business, assets, causes of action, results of operations, and projections of future operations.

      The Disclosure Statement has been approved by the Bankruptcy Court for use in the solicitation of acceptances of the Plan. The Bankruptcy Court's approval of the Disclosure Statement does not constitute an endorsement by the Bankruptcy Court of any representation contained either in the Disclosure Statement or the Plan, or an endorsement of the Plan itself.

      (C)   DISCLAIMERS

            THE DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE DEBTOR'S PROPOSED PLAN. PLEASE READ THIS DOCUMENT THOROUGHLY AND CAREFULLY. THE PURPOSE OF THE DISCLOSURE STATEMENT IS TO PROVIDE YOU WITH "ADEQUATE INFORMATION" OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTOR AND THE CONDITION OF THE DEBTOR'S BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OR INTERESTS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

            FOR THE CONVENIENCE OF CREDITORS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ANY SUMMARY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THEN THE TERMS OF THE PLAN ARE CONTROLLING.

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            NO REPRESENTATIONS CONCERNING THE DEBTOR'S FINANCIAL CONDITION OR
ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTOR OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION TO APPROVE OR REJECT THE PLAN.

            THE FINANCIAL INFORMATION CONTAINED HEREIN, UNLESS OTHERWISE INDICATED, IS UNAUDITED. IN ADDITION, BECAUSE OF THE DEBTOR'S FINANCIAL DIFFICULTIES, AS WELL AS THE COMPLEXITY OF THE DEBTOR'S FINANCIAL MATTERS, THE BOOKS AND RECORDS OF THE DEBTOR, UPON WHICH THIS DISCLOSURE STATEMENT IS BASED IN PART, MAY BE INCOMPLETE OR INACCURATE. HOWEVER, GREAT EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY AND ACCURATELY PRESENTED. WITH RESPECT TO THE FINANCIAL PROJECTIONS, THESE SIMPLY REPRESENT THE DEBTOR'S BEST ESTIMATE OF THE REORGANIZED DEBTOR'S PERFORMANCE UNDER THE PLAN. HOWEVER, THERE ARE UNCERTAINTIES ASSOCIATED WITH ANY PROJECTIONS AND THEY SHOULD NOT BE CONSIDERED WARRANTIES OR GUARANTEES OF THE REORGANIZED DEBTOR'S PERFORMANCE HEREUNDER.

            KILPATRICK STOCKTON LLP ("KILPATRICK STOCKTON") and BERGER SINGERMAN, P.A. ("BERGER SINGERMAN") COMMENCED REPRESENTING THE ALLEGED DEBTOR AND DEBTOR-IN-POSSESSION ON OR ABOUT THE PETITION DATE AS GENERAL BANKRUPTCY COUNSEL. ALL COUNSEL TO THE DEBTOR HAVE RELIED UPON INFORMATION PROVIDED BY THE DEBTOR IN CONNECTION WITH PREPARATION OF THIS DISCLOSURE STATEMENT.

            ALTHOUGH A COPY OF THE DISCLOSURE STATEMENT HAS BEEN SERVED ON THE SECURITIES EXCHANGE COMMISSION ("SEC") AND THE SEC HAS BEEN GIVEN AN OPPORTUNITY TO OBJECT TO THE ADEQUACY OF THE DISCLOSURE STATEMENT, THIS DISCLOSURE STATEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SEC NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED, OR PASSED UPON THE ACCURACY OR ADEQUACY OF, THIS DISCLOSURE STATEMENT, THE EXHIBITS HERETO OR THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH CREDITOR OR INTEREST HOLDER SHOULD CONSULT HIS OR HER OWN LEGAL COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND OTHER MATTERS CONCERNING HIS OR HER CLAIM.

      (D)   SUMMARY OF THE PLAN

            1.    IN GENERAL

      The Plan provides for, among other things, the classification and treatment of Claims against and Interests in the Debtor, the funding mechanism for the Plan, provisions governing distributions under the Plan, provisions for the treatment of executory contracts, unexpired leases, indemnification obligations, various releases and certain benefit programs, provisions for the treatment of disputed claims, provisions detailing the operation and management of the reorganized debtor, conditions to, and effects of, Plan confirmation, and provisions regarding the Bankruptcy Court's jurisdiction after the Effective Date.

            2.    PROPERTY TO BE DISTRIBUTED

      Most Holders of Allowed Claims will receive Cash under the Plan. The Cash to be distributed on or about the Effective Date will emanate primarily from Cash proceeds from the operations of the Debtor and from $3.5 million in financing to be provided by the Berjaya DIP Financing Group, which consists primarily of Holders of Old Common Stock or their affiliates.

Pursuant to the Plan, future payments may be made to certain creditors from future operations of the Debtor. In addition to Cash, Holders of certain Claims and Interests will receive stock in Reorganized RHG. The terms and conditions of distributions to Creditors and Interest Holders under the Plan are discussed more thoroughly in SECTION IV of the Disclosure Statement.

            3.    CLASSIFICATIONS AND TREATMENT OF CLAIMS AND INTERESTS

(A)   TREATMENT OF CLASSES

      UNIMPAIRED CLASSES. The Plan classifies the following Unimpaired Claims that are not entitled to vote on the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of a Claim in the following Classes is conclusively presumed to have accepted the Plan in respect of such Claims. Accordingly, Holders of Claims in such Classes are not entitled to vote to accept or reject the Plan and the votes of such Holders are not being solicited in connection with the Plan. Such Claims against the Debtor are classified as follows:

            a. Class 1.1 Claims, which shall consist of all Priority Non-Tax Claims ("CLASS 1.1 CLAIMS" or "PRIORITY NON-TAX CLAIMS"); and

            b. Class 1.2 Claims, which shall consist of all GAP Claims, which are technically unclassified and placed in "Class 1.2" for administrative convenience only. Allowed Class 1.2 GAP Claims are entitled to payment in full under the Code on the Effective Date of the Plan. ("CLASS 1.2 CLAIMS" OR "GAP CLAIMS"); and

            c. Class 2.3 Claims, which shall consist of all Secured Claims of First Union, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.3 CLAIMS").

      IMPAIRED CLASSES ENTITLED TO VOTE. For the purpose of voting and all Confirmation matters, the Plan classifies certain Claims as Impaired Claims in classes and certain Interests as Impaired Interests under the Plan. Such Claims against the Debtor are classified as follows in classes which are entitled to vote on the Plan:

            a. Class 2.1 Claims, which shall consist of the Secured superpriority Claims of the Berjaya DIP Financing Group under the DIP Facility with respect to the DIP Financing Obligations, which are deemed Allowed by the Plan ("CLASS 2.1 CLAIMS"); and

            b. Class 2.2 Claims, which shall consist of all Secured Claims of Finova, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.2 CLAIMS"); and

            c. Class 2.4 Claims, which shall consist of all Secured Claims of FFC, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.4 CLAIMS"); and

            d. Class 2.5 Claims, which shall consist of all Secured Claims of Lyon Credit Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.5 CLAIMS"); and

            e. Class 2.6 Claims, which shall consist of all Secured Claims of Icon Funding Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.6 CLAIMS"); and

            f. Class 2.7 Claims, which shall consist of all Secured Claims of Pacific Finance Company, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.7 CLAIMS"); and

            g. Class 2.8 Claims, which shall consist of all Secured Claims of AT&T Commercial Finance, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.8 CLAIMS"); and

            h. Class 2.9 Claims, which shall consist of all Secured Claims of Louis Wohl & Sons, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.9 CLAIMS"); and

            i. Class 2.10 Claims, which shall consist of all Secured Claims of Newcourt Financial USA, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.10 CLAIMS"); and

            j. Class 2.11 Claims, which shall consist of all Secured Claims of General Electric Capital Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.11 CLAIMS"); and

            k. Class 2.12 Claims, which shall consist of all Secured Claims of General Electric Capital Corp./Colonial Pacific Leasing, which Secured Claims are deemed Allowed by the Plan ("CLASS
                  2.12 CLAIMS"); and

            l. Class 2.13 Claims, which shall consist of all Secured Claims of Orix USA Corporation, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.13 CLAIMS"); and

            m. Class 2.14 Claims, which shall consist of all Secured Claims of The CIT Group/Equipment Financing, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.14 CLAIMS"); and

            n. Class 2.15 Claims, which shall consist of all Secured Claims of The CIT Group, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.15 CLAIMS"); and

            o. Class 2.16 Claims, which shall consist of all Secured Claims of Sovereign Bank, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.16 CLAIMS"); and

            p. Class 2.17 Claims, which shall consist of all Secured Claims of Sovereign Bank, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.17 CLAIMS"); and

            q. Class 2.18 Claims, which shall consist of all Secured Claims of BancOne Leasing Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.18 CLAIMS"); and

            r. Class 2.19 Claims, which shall consist of all Secured Claims of Key Corp Leasing, Ltd., which Secured Claims are deemed Allowed by the Plan ("CLASS 21.9 CLAIMS"); and

            s. Class 2.20 Claims, which shall consist of the Other Secured Claims, not otherwise enumerated (primarily consisting of miscellaneous purchase money security interests and mechanics' liens that the Debtor incurs and addresses in the ordinary course of its business) ("CLASS 2.20 CLAIMS"). The Debtor reserves the right to modify the Plan at any time prior to or at the Confirmation Hearing so to classify the Class 2.20 Claims as Unimpaired Claims under the Plan.

            t. Class 2.21 Claims, which shall consist of the pre-petition secured claim of Berjaya in the principal amount of $1,500,000; and

            u. Class 3.1 Claims, which shall consist of all Unsecured Claims other than Convenience Class Claims and Class 4 Claims ("CLASS
                  3.1 CLAIMS" or "UNSECURED CLAIMS"); and

            v. Class 3.2 Claims, which shall consist of all Convenience Class Claims, which are general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00 ("CLASS 3.2 CLAIMS or CONVENIENCE CLASS CLAIMS");

            w. Class 4 Claims, which shall consist of Claims against the Debtor arising from the purchase or sale of a security of the Debtor, including, without limitation, the Claims asserted in the Class Action ("CLASS 4 CLAIMS"); and

            x. Class 5 Interests, which shall consist of the Old Common Stock ("CLASS 5 INTERESTS"). 9,708,741 shares of Old Common Stock are currently issued and outstanding.

      IMPAIRED CLASS NOT ENTITLED TO VOTE. Class 6 Interests shall consist of all Interests other than Old Common Stock ("CLASS 6 INTERESTS"). Holders of Class 6 Interests will neither receive nor retain anything under the Plan on account of the Class 6 Interests, are Impaired, and are deemed not to have accepted the Plan.

(B)   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

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      Executory contracts and unexpired leases will be assumed or rejected on or before Confirmation. With respect to those which are assumed, existing defaults other than ipso facto defaults will be cured on the Effective Date, except as otherwise agreed.

      (E)   CONFIRMATION

            1.    GENERALLY

      "Confirmation" is the technical term for the Bankruptcy Court's approval of a plan of reorganization. The timing, standards and factors considered by the Bankruptcy Court in deciding whether to confirm a Plan are discussed in ARTICLE VI of the Disclosure Statement, below.

            2.    OBJECTIONS TO CONFIRMATION

      Any objections to confirmation of the Plan must be made in writing, must be filed with the Clerk of the Bankruptcy Court, and served on the counsel and parties listed below, on or before the date set forth in the notice scheduling the Confirmation Hearing provided with the approved Disclosure Statement. Federal Rule of Bankruptcy Procedure 3007 governs the form of objections. Copies of the objection must be served upon the following:


     GERALD A. JEUTTER, JR., ESQ.        ALFRED S. LUREY, ESQ.
     KILPATRICK STOCKTON LLP             MELINDA MARBES, ESQ.
     CO-COUNSEL FOR THE DEBTOR           KILPATRICK STOCKTON LLP
     3737 GLENWOOD AVENUE                CO-COUNSEL FOR THE DEBTOR
     SUITE 400                           1100 PEACHTREE STREET
     RALEIGH, NC 27612                   SUITE 2800
     TELEPHONE: (919) 420-1700           ATLANTA, GA 30309
     FACSIMILE: (919) 420-1800           TELEPHONE: (404) 815-6500
                                         FACSIMILE: (404) 815-6555

     PAUL STEVEN SINGERMAN, ESQ.         LESLIE GERN CLOYD, ESQ.
     BERGER SINGERMAN, P.A.              BERGER SINGERMAN, P.A.
     CO-COUNSEL FOR THE DEBTOR           CO-COUNSEL FOR THE DEBTOR
     200 SOUTH BISCAYNE BOULEVARD        350 E. LAS OLAS BOULEVARD
     SUITE 1000                          SUITE 1000
     MIAMI, FL 33131-5308                FORT LAUDERDALE, FL 33301
     TELEPHONE: (305) 755-9500           TELEPHONE: (954) 525-9900
     FACSIMILE: (305) 714-4340           FACSIMILE: (954) 523-2872


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
     ROADHOUSE GRILL, INC.               OFFICE OF THE UNITED STATES TRUSTEE
     ATTN.: AYMAN SABI, PRESIDENT        51 SOUTHWEST FIRST AVENUE, ROOM 1204
     2703-A GATEWAY DRIVE                MIAMI, FL 33130
     POMPANO BEACH, FL 33069             TELEPHONE: (305) 536-7285
     TELEPHONE: (954) 957-2603           FACSIMILE: (305) 536-7360
     FACSIMILE: (954) 969-5422

      Objections also must be served on all parties included on the Master Service List filed in the Chapter 11 Case.

            3.    CONFIRMATION HEARING

      The Bankruptcy Court will hold the Confirmation Hearing on August 21, 2002, at 9:30 a.m. (EASTERN DAYLIGHT TIME), in the United States Bankruptcy Court for the Southern District of Florida, 299 E. Broward Boulevard, Courtroom 308, Fort Lauderdale, FL 33301. If necessary, the Confirmation Hearing may be continued from time to time and day to day without further notice. If the Bankruptcy Court confirms the Plan, it will do so through the entry of a Confirmation Order.

            4.    EFFECTIVE DATE

      The Plan will not be consummated, or "effective," immediately upon the entry of the Confirmation Order by the Bankruptcy Court, but will be consummated on a later date (the "EFFECTIVE DATE"). The Plan provides that the Effective Date will occur no more than fifteen (15) days following the date on which the Confirmation Order becomes a Final Order; provided, however, that the Debtor and Berjaya may waive the requirement that the Confirmation Order have become a Final Order and cause the Effective Date to occur as soon as reasonably practicable after entry of the Confirmation Order.

            5.    INJUNCTIONS

      TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE OPERATIVE DOCUMENTS IMPLEMENTING THE PLAN, OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, (X) ALL HOLDERS OF CLAIMS SHALL BE BARRED AND ENJOINED FROM ASSERTING AGAINST REORGANIZED RHG AND ITS PROPERTY ANY CLAIMS, DEBTS (AS SUCH TERM IS DEFINED IN SECTION 102(23) OF THE BANKRUPTCY CODE), LIENS, SECURITY INTERESTS, AND ENCUMBRANCES OF AND AGAINST ALL PROPERTY OF THE ESTATE AND (Y) THE DEBTOR SHALL BE FULLY AND FINALLY DISCHARGED OF ANY LIABILITY OR OBLIGATION ON A DISALLOWED CLAIM OR A DISALLOWED INTEREST. SEE PLAN, SECTION 13.01.

      AS PART OF THE CONFIRMATION ORDER, THE BANKRUPTCY COURT SHALL PERMANENTLY ENJOIN AND PROHIBIT ALL HOLDERS OF CLAIMS, LIENS ENCUMBRANCES, RIGHTS AND INTERESTS IN, TO OR AGAINST THE COMPANY OR ANY OF ITS ASSETS FROM ASSERTING, PROSECUTING, OR COLLECTING SUCH CLAIMS, LIENS (OTHER THAN LIENS EXPRESSLY CONTINUING PURSUANT TO THE TERMS OF THE PLAN OR THE OPERATIVE

DOCUMENTS BETWEEN THE DEBTOR AND THE HOLDER OF A CLAIM REGARDING THE TREATMENT OF THE CLAIM UNDER THE PLAN), ENCUMBRANCES, RIGHTS AND INTERESTS AGAINST THE REORGANIZED DEBTOR; PROVIDED, HOWEVER, THAT SUCH INJUNCTION SHALL NOT APPLY TO ANY CLAIM ASSERTED AGAINST REORGANIZED RHG BY A CLAIMANT BASED ON A DEFAULT BY REORGANIZED RHG IN PERFORMANCE OF ITS OBLIGATIONS TO THE CLAIMANT UNDER THE PLAN AS PROVIDED FOR IN ARTICLE III OF THE PLAN. SEE PLAN, SECTION 13.03.

II.   HISTORY, ORGANIZATION AND BUSINESS OF THE DEBTOR(1)

      (A)   HISTORY AND ORGANIZATION OF THE DEBTOR

      Roadhouse Grill, Inc. ("RHG" or "Debtor") is a public company, approximately 62% of the shares of which are owned by Berjaya. RHG has approximately 1100 shareholders. The Debtor operates, franchises and licenses high-quality, full-service, casual dining restaurants under the name Roadhouse Grill(R). RHG was founded in 1992 and opened its first restaurant in 1993. Its Fiscal Year runs from May through April of each year. Thus, RHG's current Fiscal Year is Fiscal Year 2003. As of January 27, 2002, there were 72 company-owned Roadhouse Grill restaurants located in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, New York, North Carolina, Ohio and South Carolina. Of these, 31 are located in Florida. RHG also has three franchised locations in Malaysia, one franchised location in Brasilia, Brazil, and three franchised locations in Las Vegas, Nevada. In addition, one joint venture location is in Milan, Italy.

      During the last three years, the Debtor over-expanded, opening 35 new stores. The rapidity of the expansion outstripped the Debtor's ability to provide effective store level management at various of the new locations, and a number of the new restaurants performed poorly. In connection with the expansion, as described in more detail below, RHG took on a substantial amount of additional debt. A combination of over-expansion, heavier debt load and adverse market conditions ultimately resulted in RHG's inability to service its debt on a timely basis.

      Though strenuous efforts were made by RHG to restructure its operations and to restructure its debt consensually outside of a bankruptcy proceeding, this Chapter 11 case ultimately ensued.

      The Debtor estimates that, as of the Effective Date, all outstanding Claims will total approximately $48,000,000. Unsecured Claims, including Administrative and Gap Claims, are projected to be in the $15,000,000 to $17,000,000 range.

      RHG believes it to be imperative that it emerge quickly from Chapter 11, and it has filed its reorganization plan contemporaneously with the entry of the order for relief to achieve that goal.

      (B)   BUSINESS OF THE DEBTOR



----------
(1) This information is derived principally from the Debtor's 3rd Quarter 2002 10-Q dated March 18, 2002 and gives financial information as of January 27, 2002.

            1.    IN GENERAL

      RHG's revenues are derived primarily from the sale of food and beverages. Restaurant sales of food and alcoholic beverages accounted for approximately 90% and 10%, respectively, of total restaurant sales during the thirteen weeks ended January 27, 2002. Franchise and management fees during this period accounted for less than 1% of RHG's total revenues. Restaurant operating expenses include food and beverage, labor, direct operating and occupancy costs. Direct operating costs consist primarily of costs of expendable supplies, marketing and advertising expense, maintenance, utilities and restaurant general and administrative expenses. Occupancy costs include rent, real estate and personal property taxes and insurance. Certain elements of RHG's restaurant operating expenses, including direct operating and occupancy costs and, to a lesser extent labor costs, are relatively fixed.

      The average annual occupancy cost for the restaurant sites leased by RHG is approximately $179,000. As of January 27, 2002, construction was underway on three restaurants. One of these restaurants has since been completed. The estimated cost to complete the other two restaurants is approximately $800,000, and a final decision has not been made about the feasibility of completing and opening these restaurants.

      On January 27, 2002, there were 72 company-owned restaurants open. On January 28, 2001, there were 83 company-owned restaurants open. Between the two dates, two company-owned restaurants were opened, and thirteen were closed. One additional restaurant has been opened since January 27, 2002, in Titusville, Florida, for a current total of 73 restaurants.

      On July 6, 2000, RHG entered into a joint venture agreement with Cremonini S.p.A. ("Cremonini Group"), a leading publicly traded Italian conglomerate, specializing in the food service industry in Europe. Under the joint venture agreement, the Cremonini Group is authorized to open and operate at least 60 Roadhouse Grill restaurants in Italy, France, Spain, Great Britain and other principal European countries by the year 2004. The Cremonini Group opened its first Roadhouse Grill restaurant in Milan, Italy in November 2001.

            2.    FRANCHISING

      As previously mentioned, RHG has three franchised locations in Malaysia, one franchised location in Brasilia, Brazil, and three franchised locations in Las Vegas, Nevada. In the near term, RHG intends to pursue aggressively international franchising opportunities as a growth vehicle. Domestically, RHG intends to focus principally, over the next two years, on improving the profitability of company-owned restaurants and expects little activity in the domestic franchising area. By the third year, RHG anticipates pursuing more aggressively domestic franchising opportunities.

            3.    SEC REPORTING

      Reorganized RHG will be a public reporting company. The Debtor filed its 10Q for the fiscal quarter ended January 2002 and is in compliance with SEC reporting requirements. It is in the process of retaining Grant Thornton to perform its annual audit for Fiscal Year 2002 and expects to timely file its 10K for Fiscal Year 2002 in July 2002.

            4.    LIQUIDITY AND CAPITAL RESOURCES

      Before the institution of this Chapter 11 Case, RHG's primary sources of working capital were the loan facilities with Finova (described below), the sale-leaseback facilities with CNL and FFC (described below), and a $1.5 million loan from Berjaya (described below). RHG has recently experienced significant cash flow problems primarily due to RHG opening 35 new restaurants in the past 3 years combined with a net loss of $15.9 million in fiscal year 2001 and a net loss of $12.8 million for the first nine months of fiscal year 2002. RHG expects to receive a significant infusion of working capital in the Chapter 11 Case from a $3.5 million post-petition financing facility to be provided by the Berjaya DIP Financing Group. Under the Plan, the indebtedness under this facility is to be exchanged for equity in the Reorganized Debtor.

            A.    FINOVA FINANCING

      In September 1997, RHG entered into a $15.0 million loan facility with Finova. The facility consisted of a 15-year term loan collateralized by real estate with an interest rate of 9.55%. The proceeds were used in part to liquidate existing mortgages on 12 restaurants, which amounted to $7.4 million as of September 1997. The balance of $7.3 million, net of fees and other costs, was primarily used for expansion of RHG's operations. Monthly principal and interest payments for this facility were scheduled to be due through October 2012. The balance on the note as of October 26, 2001 was $12.9 million. This loan was restructured as part of the Omnibus Agreement discussed below.

      On March 27, 1998, RHG entered into a $2.9 million loan facility with Finova. The facility consisted of a 10-year term loan collateralized by personal property and fixtures at four company-owned restaurants with an interest rate of 8.96%. The proceeds, net of fees and other costs, were used primarily for expansion of RHG's operations. The balance of the loan as of October 26, 2001 was $2.2 million. This loan was restructured as part of the Omnibus Agreement discussed below.

      RHG also has a series of notes due to Finova in the aggregate amount of approximately $8.3 million, which notes were collateralized by improvements to real estate at eight leased restaurant locations. The notes, which were due between May and November 2012, had interest rates ranging from 9.74% to 10.53%. These loans were restructured as part of the Omnibus Agreement discussed below.

      In October 1998, RHG entered into a $5.0 million unsecured, working capital revolving loan (the "Revolving Loan") with Finova, which was to mature on December 31, 2001. In the first quarter of 2000, RHG collateralized the Revolving Loan with improvements to real estate at three locations and real estate and improvements at an additional location. This loan was restructured as part of the Omnibus Agreement discussed below.

      On October 26, 2001, RHG signed an Omnibus Agreement with Finova that restructured all of RHG's debt with Finova. The $15.0 million note signed in September 1997, the $2.9 million note signed in March 1998, and an additional $8.3 million scheduled to mature in 2012 were included in the Omnibus Agreement. The Omnibus Agreement consolidated all of these loans into one master loan with a term of 133 months at an interest rate of 11.5%. The Omnibus Agreement also gave RHG the option to convert the $5.0 million revolving loan due December 31, 2001 into an 84 month term loan with an interest rate of 11.5%. The Omnibus Agreement required RHG to pay a $100,000 restructuring fee at the time the revolving loan was converted. RHG exercised this option to convert the $5.0 million revolving loan in November, 2001. The restructuring fee has not been paid. Further, RHG has not made principal and interest payments totaling approximately $2.1 million on its debt to Finova since entering into the Omnibus Agreement in October 2001. RHG also owes late fees to Finova of approximately $200,000. The total balance due to Finova as of January 27, 2002 was approximately $30 million.

      In connection with the Omnibus Agreement, RHG provided additional collateral to secure its indebtedness to Finova, and the indebtedness was cross-collateralized. Depending on various factors, including a determination about whether RHG was solvent at the time the parties entered into the Omnibus Agreement, any improvement in Finova's secured position at that time might be vulnerable to avoidance as a preference.

      In addition to the foregoing, issues are presented about the value of Finova's collateral and a determination of the magnitude of Finova's secured claim. In light of the issues presented, RHG and Finova have engaged in discussions and reached a compromise, to be implemented through the Plan, with respect to the amount and treatment of Finova's secured claim. Pursuant to this compromise, Finova will be deemed to have a secured claim in the amount of $24.8 million and an unsecured deficiency claim for the balance of its pre-petition indebtedness. Because it is undersecured, Finova will not have a claim for post-petition interest or attorney's fees. The treatment of the Finova Secured Claim and the Finova Deficiency Claim is described in ARTICLE IV(C)(2)(B) AND
(3)(A) of this Disclosure Statement.

      Based on its assessment of the relevant circumstances, which include Finova's agreement to accept a long-term payout of the Finova Secured Claim at a reduced interest rate, RHG's management believes that this compromise with Finova is reasonable and preferable to protracted litigation over the issues that otherwise would be contested.

            B.    FIRST UNION FINANCING

      RHG currently has two term loans with First Union. The outstanding balance on the loans as of January 27, 2002, was approximately $2.7 million. Prior to the filing of the Chapter 11 Case, RHG was not in compliance with certain financial covenants related to the debt with First Union. The Debtor believes that First Union is oversecured.

            C.    CNL FINANCING

      RHG also had a $10.0 million sale-leaseback credit facility with CNL which had become unavailable because of RHG's financial condition. At the time of the filing of the Chapter 11 Case, RHG was several months past due on payments to CNL related to leases of land and buildings for approximately 17 restaurants (one location is in dispute). As previously described, CNL instituted this case by filing an involuntary Chapter 11 petition in January 2002.

            D.    FFC FINANCING

      In addition, RHG had an $18.5 million sale-leaseback credit facility with FFC for the development of new Roadhouse Grill restaurants, but, because of its financial condition, it could no longer utilize the FFC facility. RHG owes FFC approximately $400,000 for construction interest. Further detail with respect to the FFC financing is provided in ARTICLE IV(C)(2)(D) of this Disclosure Statement.

            E.    EQUIPMENT FINANCING

      In January 2002, RHG restructured various equipment leases with ORIX, Pacific Financial, CIT Lending, and CIT Financial Group. The lessors agreed to move the three months of delinquent payments to the end of the leases. The leases have various expiration dates through November 2004.

            F.    BERJAYA FINANCING

            On or about February 14, 2001, Berjaya (which owns approximately 62% of RHG's common stock) loaned RHG $1.5 million. This loan originally was evidenced by a convertible secured promissory note. In or about February 2002, the note was replaced by an amended and restated secured promissory note dated as of February 25, 2002, which, among other things, removed the conversion feature from the note.

      In connection with the loan, in or about April 2001, RHG entered into a general security agreement and a trademark security agreement with Berjaya granting security interests to Berjaya in certain property of RHG. The general security agreement granted a security interest in RHG's trademarks, service marks and trade dress. The description of collateral in the general security agreement included "unencumbered real and personal property owned by Road House Grill, Inc., not to exceed a fair market value of $5,000,000.00." No further description of said unencumbered real and personal property appears in the security agreement.

      The trademark security agreement describes with specificity the trademarks, service marks and use applications in which a security interest is granted to Berjaya to secure the $1,500,000.00 loan.

      The trademark security agreement was filed with the United State Patent & Trademark Office on April 25, 2001. Financial statements describing with specificity the trademarks, service marks and use applications covered by the security agreements were filed as follows:

       OFFICE FILED                                 DATE
       ------------                                 ----
Ohio Secretary of State                         April 26, 2001
Virginia Secretary of State                     April 26, 2001
City of Fredericksburg, Virginia                June 12, 2001
Circuit Court of Fairfax County, Virginia       April 26, 2001
New York Secretary of State                     May 5, 2001

Berjaya has received no payments of interest or principal in respect of the $1,500,000.00 loan. Under the Plan, Berjaya will receive, in full satisfaction of the loan, New Common Stock at a conversion rate of $.32 per share.

            G.    CBBC INDEBTEDNESS

      Due to RHG's liquidity problems, on February 21, 2001, RHG issued two notes for an aggregate amount of $5.9 million to CBBC, RHG's then principal food supplier, for trade payables. The notes were to bear interest at 9.5%. The note for $4.4 million was due no earlier than 180 days from the date of the note. The $1.5 million note matured on April 21, 2001. RHG was unable to make the $1.5 million payment on April 21, 2001. In July 2001, CBBC agreed to restructure the notes. Under the new terms of the notes, RHG paid CBBC $200,000 in July 2001. RHG was also required to pay CBBC an additional $1.0 million on or before September 30, 2001. If the $1.0 million payment was made, the notes were to be amortized over 48 months bearing interest at 11.5%. The notes were to be secured by the unencumbered fixed assets of 17 restaurant locations. In September 2001, RHG paid CBBC approximately $600,000 but was unable to pay the additional $400,000 required by the two new notes. As of January 27, 2002, RHG owed CBBC approximately $5.3 million.

            H.    STORE CLOSINGS

      In September of 2001, RHG closed one unprofitable restaurant. In October of 2001, RHG made the decision to close and sell another thirteen unprofitable restaurants. All but one of the restaurants were closed as of November 12, 2001. The remaining restaurant is expected to be closed in the first quarter of fiscal year 2003. Management believes that the closure of these restaurants will increase long term cash flow and profitability.

      Of the fourteen restaurants discussed above, five are encumbered with a mortgage from Finova, five are leased from CNL, one is leased from FFC and the remaining three have ground leases with a building built by RHG. RHG is in the process of selling all of the locations discussed above with the exception of the CNL leased properties. Since eleven of the restaurants are encumbered by either a mortgage or a lease, there is a significant probability that there will be a cash shortfall when the locations are sold, resulting in claims against RHG by the mortgagees or lessors, as applicable.

            I.    INDEBTEDNESS TO PROVIDERS OF ADVERTISING SERVICES

      In April 2001, RHG agreed to a payment plan with Tinsley Advertising & Marketing, Inc. ("Tinsley") for approximately $1.7 million due to providers of advertising services to RHG with whom RHG's advertising business had been placed through Tinsley ("Tinsley Service Providers"). Pursuant to the terms of the repayment plan, RHG paid Tinsley $50,000 seven days after the date of the note and was obligated to pay Tinsley $20,000 a week from April 1, 2001 through August 31, 2001 and, thereafter, $40,000 per week until the debt to the service providers was paid in full. In November 2001, Tinsley and RHG modified the agreement. RHG was then required to pay only $18,000 per week until the debt was fully satisfied. In February 2002, the agreement was modified again. The new agreement reduced the weekly payments to $12,000 per week, although no payments under the repayment plan have been made since the order for relief date of April 16, 2002.

            J.    PACIFIC FINANCIAL INDEBTEDNESS

      During January 1999, RHG entered into a master security agreement with Pacific Financial Company. The agreement consists of two 5-year term loans collateralized by personal property and fixtures at two RHG-owned restaurants with an effective interest rate of 10.7%. Monthly principal and interest payments are due through November 2004. The balance due as of January 27, 2002 was $400,000. As of the date of the Chapter 11 filing, RHG was not in compliance with debt covenants in the financing documents.

      The Chapter 11 Case affords RHG the opportunity to restructure its debt, obtain a cash infusion and emerge from Chapter 11 as a reorganized enterprise. RHG's long-term prospects are dependent upon its ability to restructure its operations to reduce expenses in a manner that does not adversely affect the quality of the consumer's dining experience, while developing new marketing strategies to attract a higher volume of business.

            K.    PACA CLAIMS

      The Debtor is indebted to a number of vendors for produce supplied before the Order for Relief Date. Under the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a, et seq. ("PACA"), sellers of fresh fruits and vegetables to "dealers" are the beneficiaries of a statutory trust with respect to payment of the purchase price for such produce, which extends to products derived from such fruits and vegetables and proceeds from the sale of such items irrespective of any commingling. Property subject to the PACA trust does not constitute property of the estate. Restaurants which purchase wholesale quantities of produce have been held to constitute "dealers" for purposes of PACA. See, e.g., In re Country Harvest Buffet Restaurants, Inc., 245 B.R. 650 (9th Cir. BAP 2000).

      The Debtor estimates that PACA claims in this case aggregate approximately $115,000. It intends to seek Bankruptcy Court authorization to pay these claims and to pay such claims upon receipt of court authorization without awaiting Confirmation of the Plan.

            5.    SUMMARY OF CASH FLOWS

      Cash provided by operating activities during the first three quarters of fiscal year 2002 was $4.0 million, compared with cash used of $1.6 million during the first three quarters of fiscal year 2001.

      Cash used by investing activities during the first three quarters of fiscal year 2002 was $1.1 million, compared with cash used of $4.5 million during the first three quarters of fiscal year 2001. Cash used by investing activities consisted primarily of purchases of property and equipment.

      Cash used by financing activities during the first three quarters of fiscal year 2002 was $3.1 million, compared with cash provided by financing activities of $7.3 million during the first three quarters of fiscal year 2001. Cash used by financing activities in the first three quarters of fiscal year 2002 consisted of payments on long term debt and capital lease obligations, as well as payments on the notes payable to vendors. Cash provided by financing activities in the first three quarters of fiscal year 2001 consisted primarily of proceeds from long term debt offset by payments on long term debt and capital lease obligations.

            6.    CAPITAL EXPENDITURES

      The Company did not open any new restaurants during the thirteen weeks ended January 27, 2002. As described earlier in this Disclosure Statement, as of January 27, 2002, construction was underway on three restaurants, but a final decision has not been made on whether to complete and open two of these restaurants.

            7.    SEASONALITY AND QUARTERLY RESULTS

      RHG's operating results fluctuate seasonally because of its geographic concentration. Of the 73 restaurants currently owned and operated by RHG, 32 are located in Florida.

      RHG's restaurant sales generally increase from November through April, the peaks of the Florida tourism season, and generally decrease from May through October. In addition, because of its geographic concentration, RHG's results of operations may be materially adversely affected by a decline in tourism in Florida, downturns in Florida's economy or by hurricanes or other adverse weather conditions in Florida. RHG has expanded its operations in other geographic markets to offset some of the effects on its operating results due to its concentration in Florida. Because of the seasonality of RHG's business, its results for any quarter are not necessarily indicative of the results that may be achieved for a full year.

      In addition to seasonality, RHG's quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

      - the amount of sales contributed by new and existing restaurants; - labor costs for RHG's personnel; - RHG's ability to achieve and sustain profitability on a quarterly or annual basis; - consumer confidence and changes in consumer preferences; - health concerns, including adverse publicity concerning food-related illness; - significance and variability of pre-opening expenses; - the level of competition from existing or new competitors in the full-service casual dining segment of the restaurant industry; and - economic conditions as a whole and in each of the markets in which RHG is located.

            8.    IMPACT OF INFLATION

      The primary inflationary factors affecting RHG's operations include food, beverage and labor costs. Labor costs are affected by changes in the labor market generally and, because many of RHG's employees are paid at federal and state established minimum wage levels, changes in such wage laws affect RHG's labor costs. In addition, most of RHG's leases require RHG to pay taxes, maintenance, repairs and utilities, and these costs are subject to inflation. RHG believes recent low inflation rates in its principal markets have contributed to relatively stable food and labor costs. Such rates, of course, are subject to change.

      (C)   PUTATIVE CLASS ACTION

      As a result of a review of its accounting records, the Debtor, in August 2001, restated its previously reported, audited financial statements for the fiscal years ended April 30, 2000, and April 25, 1999, and the related, unaudited quarterly financial statements for those periods, as well as the unaudited financial statements for the quarters ended July 30, 2000, October 29, 2000, and January 28, 2001. In connection with the restatement, the Debtor filed amended Form 10-Ks for fiscal years 2000 and 1999, and amended Form 10-Qs for the fiscal 2001, 2000 and 1999 quarters containing the restated financial statements.

      The restatement occurred because of a determination by the Debtor that certain operating expenses were more appropriately attributable to fiscal 2000 and 1999 than later periods. The restatement resulted in a decrease in net income for fiscal 2000 and 1999, and the related quarterly periods, and an increase in net income for the quarters ended July 30, 2000, October 29, 2000, and January 28, 2001. The amounts involved totaled approximately $2,150,000. The types of expenses which were the subject of the restatement included expenses associated with restaurant sites on which restaurants were never opened, health insurance, liability insurance, workers' compensation insurance, corporate management compensation, property taxes, reconciliation of cash, rents and utilities.

      On April 10, 2002, a purported class action complaint alleging violations of federal securities laws was filed in the United States District Court for the Southern District of Florida against the Debtor, the chairman of the Debtor's board of directors, and the Debtor's president and chief executive officer. This action (the "Action") is styled: Sears v. Roadhouse Grill, Inc, et al., Case No. 02-CV-60493. The Debtor believes that the filing of the Action was in violation of the automatic stay of section 362(a) of the Bankruptcy Code and that the Action may not proceed without the permission of the Bankruptcy Court.

      The Action purports to be brought on behalf of all purchasers of the stock of the Debtor between August 31, 1998, and August 1, 2001, with certain exclusions, and appears to be based principally if not solely on the fact that certain financial statements have been restated as described above. The Debtor believes there is no merit to the Action. The Debtor further believes that, under section 510(b) of the Bankruptcy Code, even if claims of the type asserted in the Action are allowed, they will be subordinated, in the Chapter 11 Case, to the claims of all creditors of RHG. Accordingly, such claims are treated under the Plan as subordinate to the claims of all creditors. To the extent, if any, such claims are allowed, they will share in the distribution of approximately 38% of the stock in Reorganized RHG with the Holders of the Old Common Stock, and will not dilute the recoveries of RHG's creditors.

      The Debtor believes that RHG and the individual defendants are covered, with respect to the claims asserted in the Action, by the Debtor's Executive and Organization Liability Insurance Policy issued by National Union Fire Insurance Co. of Pittsburgh, Pa. The policy provides directors and officers liability coverage and corporate securities coverage. It has aggregate limits of $5,000,000 and a self-insured retention for securities claims of $250,000.

III.  THE CHAPTER 11 REORGANIZATION CASE

      (A)   THE INVOLUNTARY CHAPTER 11 FILING

      On January 18, 2002, an involuntary Chapter 11 petition was filed against Roadhouse Grill, Inc. in the United States Bankruptcy Court for the Southern District of Florida by Arizona Real Estate Joint Venture; CNL APF Partners, LP and CNL Financial Services, LP ("CNL" or "Petitioning Creditors") Since the Petition Date, the Debtor has been managing its properties and operating its business as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Debtor is authorized to operate in the ordinary course of business. Transactions out of the ordinary course of business have required Bankruptcy Court approval. No trustee or examiner has been appointed in the Chapter 11 Case.

      On February 7, 2002, RHG filed a motion for abstention pursuant to Section 305(a)(1) of the United States Bankruptcy Code, seeking an order dismissing or suspending all proceedings under the petition for involuntary bankruptcy of RHG under Chapter 11 of the United States Bankruptcy Code. A hearing on the motion for abstention was held by the United States Bankruptcy Court for the Southern District of Florida on March 12, 2002. At the March 12, 2002 hearing, the Court granted a continuance until April 16, 2002, at which time an order for relief would be entered. The continuance was granted in order to allow RHG an opportunity to negotiate with major creditor constituencies in an effort to expedite the filing of a reorganization plan. RHG, in fact, did file its Plan contemporaneously with the entry of the order for relief. The order for relief was entered on April 16, 2002, thereby mooting the motion for abstention.

      RHG expects that, pursuant to Chapter 11 of the United States Bankruptcy Code, RHG's existing directors and officers will continue to oversee operation of RHG's business as debtor-in-possession, subject to supervision and orders of the Bankruptcy Court on matters outside the ordinary course of business.

      (B)   PROFESSIONALS RETAINED BY THE DEBTOR

      At the commencement of the Chapter 11 Case, RHG retained the law firm of Ruden McClosky Smith Schuster & Russell, P.A. ("Ruden McClosky") to represent RHG as its local general bankruptcy counsel. On March 5, 2002, the law firms of Berger Singerman, P.A. and Ruden McClosky entered into a Stipulation for Substitution of Counsel for Alleged Debtor-in-Possession, in order to substitute the law firm of Berger Singerman, P.A. in place of Ruden McClosky as local bankruptcy counsel to RHG. On March 7, 2002, the Bankruptcy Court entered an Order Approving Stipulation for Substitution of Counsel for Alleged Debtor-in-Possession, substituting the law firm of Berger Singerman, P.A. as general bankruptcy counsel to RHG, and discharging the law firm of Ruden McClosky from any further responsibility on behalf of RGH in this matter. Further, on March 7, 2002, the law firm of Kilpatrick Stockton

LLP filed a Motion of Attorneys Jeutter, Lurey & Marbes to Appear Pro Hac Vice, requesting special admission to appear in this bankruptcy proceeding as counsel to RHG. On March 11, 2002, the Court entered an Order Admitting Attorneys Jeutter, Lurey & Marbes Pro Hac Vice, thereby authorizing attorneys Gerald A. Jeutter, Jr., Alfred S. Lurey and Melinda A. Marbes of the law firm of Kilpatrick Stockton LLP to appear, pro hac vice in this proceeding. An Application to Employ Berger Singerman as co-counsel for the Debtor was approved on April 16, 2002. An Application to Employ Kilpatrick Stockton LLP as co-counsel for the Debtor was filed on April 29, 2002, and approved on May 30, 2002. The Debtor has employed Cornerstone Consulting Group, LLC, as its financial advisor.

      (C)   APPOINTMENT OF CREDITORS' COMMITTEE AND ITS PROFESSIONALS

      The Office of the United States Trustee has formed the Official Committee of Unsecured Creditors (the "COMMITTEE"). Section 328 of the Bankruptcy Code authorizes any official committee to employ professionals. The Committee has retained Houston & Shahady, P.A. as counsel to the Committee. The Committee also has sought and obtained court authorization to employ Mahoney, Cohen & Company, CPA, P.C. as its financial advisor.

      Under the Bankruptcy Code, the reasonable fees and expenses incurred by any Professionals duly retained by the Committee are treated as an administrative expense of the Debtor's Estate.

      (D)   POST-PETITION FINANCING

      The Debtor has filed a motion (the "POST-PETITION FINANCING MOTION") seeking, among other things, authorization to obtain post-petition financing of up to $3.5 million from the Berjaya DIP Financing Group, a group of lenders consisting of Berjaya and the Debtor's President and Chief Executive Officer, Ayman Sabi, or an affiliate of Mr. Sabi (the "DIP Lenders") and grant the DIP Lenders adequate protection and security interests. To secure the post-petition financing, the DIP Lenders are to receive a first priority security interest in all unencumbered assets of the Debtor, including without limitation, inventory and cash, and a junior security interest in assets of the Debtor subject to pre-petition liens. The Post-Petition Financing Motion is scheduled to be heard on June 12, 2002. The Plan anticipates that, on the Effective Date, the DIP Lenders will exchange their DIP Lender claims for equity in Reorganized RHG at a conversion rate of $.32 per share of New Common Stock.

      (E)   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            1.    ASSUMPTION/REJECTION DEADLINE

      Pursuant to section 365 of the Bankruptcy Code, with the exception of unexpired nonresidential real property leases, if the Debtor desires to assume or reject an executory contact or unexpired lease, then it must do so by no later than the Confirmation Date (unless the other party to the contract or lease obtains an order requiring the Debtor to elect earlier). ARTICLE VII (F) of this Disclosure Statement provides additional information about the timing of assumption or rejection of these executory contracts and unexpired leases and of the filing of claims for damages arising from the rejection of any of such contracts and leases.

      As for unexpired nonresidential real property leases, section 365(d)(4) of the Bankruptcy Code requires the Debtor to assume or reject those leases within 60 days of the Order for Relief (unless the Bankruptcy Court provides a later date) or else the lease is deemed rejected. Consequently, the original assumption/rejection deadline for the Debtor to assume or reject unexpired nonresidential real property leases is June 15, 2002. The Debtor is filing a motion to extend this deadline through the conclusion of Confirmation.

      As provided in ARTICLE VII of the Plan, executory contracts and unexpired leases will be assumed on or before Confirmation. With respect to those which are assumed, existing defaults other than ipso facto defaults will be cured on the Effective Date, except as otherwise agreed.

IV.   THE PLAN

      The Debtor believes that, through the Plan, Holders of Allowed Claims will obtain a substantially greater recovery from the Debtor's Estate than the recovery which would be available if the assets of the Debtor were liquidated and the proceeds therefrom distributed under Chapter 7 of the Bankruptcy Code. The Plan is annexed hereto as EXHIBIT A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

      THE FOLLOWING IS A SUMMARY OF THE MATTERS ANTICIPATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. THIS SUMMARY ONLY HIGHLIGHTS SOME OF THE SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN.

      (A)   OVERVIEW

      The Plan is a plan of reorganization under Chapter 11 of the Bankruptcy Code, and is proposed by the Debtor.

      (B)   UNCLASSIFIED CLAIMS

            1.    ADMINISTRATIVE EXPENSE CLAIMS

      Administrative Expense Claims are Unimpaired under the Plan. For purposes of the Plan, the DIP Financing Obligations are not treated as Administrative Expense Claims, but rather, are treated as Class 2.1 Secured Claims. Unless otherwise provided for under the Plan pursuant to SECTION 3.03, each Holder of an Allowed Administrative Expense Claim will receive, at the option of the Reorganized Debtor, either: (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Administrative Expense Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days following the date on which such Administrative Expense Claim becomes Allowed, after entry of a Final Order, and (iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Administrative Expense Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; provided, however, that Allowed Administrative Expense Claims representing (a) liabilities, accounts payable or other Claims, liabilities or obligations incurred in the ordinary course of business of the Debtor consistent with past practices subsequent to the Petition Date, and (b) contractual liabilities arising under unsecured loans, credit arrangements or for product or services advanced to the Debtor, whether or not incurred in the ordinary course of business of the Debtor subsequent to the Petition Date, shall be paid or performed by the Debtor or the Reorganized Debtor, as the case may be, in accordance with the terms and conditions of the particular transaction(s) relating to such liabilities and any agreements relating thereto.

            2.    PRIORITY TAX CLAIMS

      Priority Tax Claims are Unimpaired. Each Holder of an Allowed Priority Tax Claim shall receive, pursuant to SECTION 3.04 of the Plan, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Priority Tax Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Priority Tax Claim, after entry of a Final Order, and (iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Priority Tax Claim; (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; or (C) equal Cash payments from the Reorganized Debtor made on the last Business Day of every Calendar Quarter following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate publicly quoted on the Effective Date for obligations backed by the full faith and credit of the United States of America maturing in ninety (90) days.

      (C)   DESIGNATION AND TREATMENT OF CLAIMS AND INTERESTS

            1.    CLASS 1 - PRIORITY NON-TAX CLAIMS

      Allowed Priority Non-Tax Claims shall be treated as follows:

            a. AS TO CLASS 1.1 CLAIMS. Class 1.1 Claims are Unimpaired. Each Holder of an Allowed Class 1.1 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, as provided in SECTION 3.05 of the Plan, in an amount equal to the unpaid amount of the Allowed Class 1.1 Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class
                  1.1 Claim, after entry of a Final Order, or (iii) a date agreed to by the Debtor and the Holder of such

                  Class 1.1 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order.

            b. AS TO CLASS 1.2 CLAIMS (GAP CLAIMS). Class 1.2 Claims are unsecured claims arising after the filing of the Chapter 11 petition in this case and before the entry of the order for relief on April 16, 2002, and are Unimpaired. Each Holder of an Allowed Class 1.2 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Class 1.2 Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 1.2 Claim, after entry of a Final Order, or (iii) a date agreed to by the Debtor and the Holder of such Class 1.2 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order.

            2.    SECURED CLAIMS

      Allowed Secured Claims shall be treated as follows (provided, however, that if the Holder of a Claim classified in Class 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18 or 2.19 rejects the Plan and it is determined that the operative document(s) giving rise to the Claim constitutes a true lease, the Debtor reserves the right to treat the Claim in the manner set forth in Article VII):

            a. CLASS 2.1 (BERJAYA DIP FINANCING GROUP). Class 2.1 Claims are Impaired. In full satisfaction of the DIP Financing Obligations outstanding on the Effective Date, the Berjaya DIP Financing Group shall receive the number of shares of New Common Stock which is calculated by dividing (x) the amount of the DIP Financing Obligations outstanding on the Effective Date by (y) $.32. The Debtor believes that the amount of the DIP Financing Obligations outstanding on the Effective Date will be approximately $3,500,000. The conversion rate of $.32 per share has been adopted for the following reasons: There are currently outstanding 9,708,741 shares of Old Common Stock. Just prior to the delisting of the Old Common Stock from NASDAQ, the Old Common Stock was trading at approximately $.32 per share. Since the delisting, the Old Common Stock has been quoted in the National Quotation Bureau's Pink Sheets under the symbol "GRLLQ." The last reported trade of which RHG is aware was 1,000 shares at $.27 per share on or about May 24, 2002. The 9,708,741 shares of Old Common Stock will be cancelled under the Plan and 9,708,741shares of New Common Stock will be issued in respect of the Class 4 (Securities) Claims and the Class 5 (Old Common Stock)

                  Interests. The Debtor believes, based on the approximate price at which the Old Common Stock was trading just prior to its delisting by NASDAQ and the quotations for the Old Common Stock since the NASDAQ delisting, that $.32 per share is a fair conversion rate for the DIP Financing Obligations from the perspective of other parties in interest.

                  SATISFACTION OF THE DIP FINANCING OBLIGATIONS BY THE DEBTOR PURSUANT TO THIS SUBSECTION SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.1 CLAIM AND BERJAYA AND THE OTHER MEMBERS OF THE BERJAYA DIP FINANCING GROUP WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR, AND ITS PROPERTIES AND ASSETS. UPON SATISFACTION OF THE DIP FINANCING OBLIGATIONS BY THE REORGANIZED DEBTOR PURSUANT TO THIS SUBSECTION, ALL LIENS IN FAVOR OF THE DIP LENDER IN THE ASSETS OR PROPERTY OF THE DEBTOR OR THE REORGANIZED DEBTOR SHALL BE RELEASED.

            b. CLASS 2.2 (FINOVA). Class 2.2 Claims are Impaired and shall be treated as follows:

                  (i) Finova will have an allowed secured claim in the amount of $24,800,000 (the "Finova Secured Claim"). The balance of Finova's pre-petition claim (the "Finova Deficiency Claim") shall be classified with, and receive the same treatment as, general unsecured claims against the Debtor.

                  (ii) Finova will receive under the Plan, in respect of the Finova Secured Claim, a note (the "Finova Secured Note") in the principal amount of the Finova Secured Claim, bearing interest fixed at the greater of (x) nine percent (9%) per annum or (y) a rate of 460 basis points (4.6%) above the ten year treasury rate (as published in the "Wall Street Journal") on the Effective Date (the "Finova Interest Rate") payable in equal monthly installments from the Effective Date, based on an amortization period of 132 months, with the principal balance and all accrued unpaid interest to be paid in full at the end of 96 months.

                  (iii) In addition, mandatory prepayments shall be made on the
                        Finova Secured Note in August of each Fiscal Year in the amount of Finova's ratable share of Excess Cash Flow for the preceding Fiscal Year. Finova's ratable share of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be (x) the outstanding principal amount of the Finova Secured Note and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the

                        New Secured Notes and the New Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made.

                  (iv) The Finova Secured Note will be secured by (1) all of Finova's currently existing collateral; (2) the Roadhouse Grill(R) trademark, and (3) the inventory at the locations which have been mortgaged to Finova.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.2 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.2 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            c. CLASS 2.3 (FIRST UNION). Class 2.3 Claims are Unimpaired. The legal, equitable and contractual rights of First Union will remain unaltered. Any defaults other than ipso facto defaults will be cured on the Effective Date.

            d. CLASS 2.4 (GE CAPITAL FRANCHISE FINANCE CORPORATION, "FFC"). Class 2.4 Claims are Impaired. Before the filing of the Chapter 11 case, RHG entered into lease and financing arrangements with FFC with respect to several locations. The arrangements with respect to four of the locations - Panama City, Florida, Orlando, Florida, Reynoldsburg, Ohio and Columbus, Ohio - were structured as leases from FFC to RHG. The arrangement with respect to the Port Richey, Florida location was structured as a mortgage loan from FFC to RHG. The Titusville, Florida transaction was structured as a mortgage loan to a third-party unrelated to RHG, which leased the location to RHG. These arrangements are to be restructured as follows:

                  (i) The Orlando, Florida location has been closed, and the lease will be rejected.

                  (ii) Notwithstanding RHG's defaults, FFC will advance the final disbursements with respect to construction at the Titusville and Port Richey, Florida locations.

                  (iii) RHG will convey the Port Richey, Florida location to FFC and, thereafter, lease the property from FFC.

                  (iv) FFC will acquire the fee in the Titusville, Florida location and lease the location to RHG.

                  (v) RHG and FFC will enter into a Master Lease with respect to the Titusville, Panama City, Port Richey, Reynoldsburg and Columbus locations at a blended rental rate based on the interest rate of the prior mortgage loans and the lease factor employed in the prior lease transactions.

                  (vi) FCC will seek to sell the Orlando property and a property located in Davie, Florida that formerly was owned by an RHG affiliate. In the event that FFC receives net proceeds in excess of its original unamortized investments in such properties, such excess shall be taken into consideration in the establishment of the Master Lease rent.

                  (vii) In the event the transactions described above are
                        effected before Confirmation of the Plan, the Master Lease will be deemed to have been assumed by Reorganized RHG.

            e. CLASS 2.5 (LYON CREDIT CORP., "LYON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.5 Claims are Impaired. Lyon Secured Claims shall be treated as follows:

                  (i) Lyon will retain its lien on personal property consisting of furniture, fixtures and equipment located at 905 Ernest Barrett Parkway, Kennesaw, GA ("Collateral").

                  (ii) Any arrearage existing on the obligation secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.5 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.5 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            f. CLASS 2.6 (ICON FUNDING CORP., "ICON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.6 Claims are Impaired. Icon Secured Claims shall be treated as follows:

                  (i) Icon will retain its liens on personal property consisting of furniture, fixtures and equipment located at the following locations ("Collateral"):

                             (1) 1894 Beach Blvd., Biloxi, MS

                             (2) 317 Haywood Rd., Greenville, SC

                             (3) 1635 Penfield Rd., Rochester, NY

                             (4) 301 Park Terr., Columbia, SC

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.6 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.6 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING

                  SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            g. CLASS 2.7 (PACIFIC FINANCIAL COMPANY, "PACIFIC"). Class 2.7 Claims are Impaired. Pacific Secured Claims shall be treated as follows:

                  (i) Pacific will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1) 1700 Evans Rd., Melbourne, FL

                        (2) 3704 Shackleford Rd., Duluth, GA

                        (3) 3513 S. McKinley Pkwy, Hamby, NC

                        (4) 20435 St. Road 7, Boca Raton, FL

                        (5) 9250 Schuize Dr., West Chester, OH

                        (6) 709 Desoto Cove (Hwy 320), Hornlake, MS

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.7 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.7 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            h. CLASS 2.8 (AT&T COMMERCIAL FINANCE, "AT&T", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.8 Claims are Impaired. AT&T Secured Claims shall be treated as follows:

                  (i) AT&T will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1) 1650 Wells Rd., Orange Park, FL

                        (2) 215 O'Neil Ct., Columbia, SC

                        (3) 3940 Lyman Dr., Hilliard, OH

                        (4) 9750 Cortana Place, Baton Rouge, LA

                        (5) 6150-A Airport Blvd., Mobile, AL

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.8 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.8 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            i. CLASS 2.9 (LOUIS WOHL & SONS, INC., "WOHL"). Class 2.9 Claims are Impaired. Wohl Secured Claims shall be treated as follows:

                  (i) Wohl will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   Volusia Shopping Center, Daytona Beach, FL

                  (ii) Any arrearage existing on the obligations secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.9 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.9 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            j. CLASS 2.10 (NEWCOURT FINANCIAL USA, INC., "NEWCOURT", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.10 Claims are Impaired. Newcourt Secured Claims shall be treated as follows:

                  (i) Newcourt will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   6433 Winchester Rd., Memphis, TN

                        (2)   6379 Ridgewood Ct. Rd., Jackson, MS

                        (3)   2430 Eastern Blvd., Montgomery, AL

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.10 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.10 CLAIM AND THE HOLDER OF SUCH

                  CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            k. CLASS 2.11 (GENERAL ELECTRIC CAPITAL CORP., "GECC", AS ASSIGNEE OF PACIFIC FINANCIAL CORP.). Class 2.11 Claims are Impaired. GECC Secured Claims shall be treated as follows:

                  (i) GECC will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   9220 Meadows Rd., Jacksonville, FL

                        (2)   1980 Niagara Falls Blvd., Tonawanda, NY

                        (3) 2455 W. International Speedway Blvd., Daytona Beach, FL

                        (4)   775 W. Brandon Blvd., Brandon, FL

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.11 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.11 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            l. CLASS 2.12 (GENERAL ELECTRIC CAPITAL CORP., "GECC" / COLONIAL PACIFIC LEASING, "COLONIAL", AS ASSIGNEES OF PACIFIC LEASING COMPANY). Class 2.12 Claims are Impaired. GECC / Colonial Secured Claims shall be treated as follows:

                  (i) GECC / Colonial will retain their liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   2501 Crownpoint Executive Dr., Charlotte, NC

                  (ii) With respect to the obligations secured by the Collateral, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.12 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.12 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            m. CLASS 2.13 (ORIX USA CORPORATION, "ORIX", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.13 Claims are Impaired. Orix Secured Claims shall be treated as follows:

                  (i) Orix will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   518 Kenilworth Rd., Asheville, NC

                        (2)   980 Atlantic Blvd., Jacksonville, FL

                        (3)   8031 Concord Mills Blvd., Concord, NC

                        (4)   2910(b) Clairmont Rd., Atlanta, GA

                        (5)   1136 Miamisburg Centerville Rd., Centerville, OH

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.13 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.13 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            n. CLASS 2.14 (THE CIT GROUP/EQUIPMENT FINANCING, INC., "CIT EQUIPMENT", AS ASSIGNEE OF PACIFIC LEASING CO.). Class 2.14 Claims are Impaired. CIT Equipment Secured Claims shall be treated as follows:

                  (i) CIT Equipment will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   2450 Brice Rd., Columbus, OH

                        (2)   2770 Holcomb Bridge Rd., Roswell, GA

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.14 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.14 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            o. CLASS 2.15 (THE CIT GROUP, "CIT", AS ASSIGNEE OF PACIFIC LEASING CORP.). Class 2.15 Claims are Impaired. CIT Secured Claims shall be treated as follows:

                  (i) CIT will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   5828 Sawmill Rd., Columbus, OH

                        (2)   2000 Satellite Blvd., Duluth, GA

                        (3)   680 Tinsley Way, Lockhill, SC

                        (4)   3558 S. High St., Columbus, OH

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.15 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.15 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            p. CLASS 2.16 (SOVEREIGN BANK, "SOVEREIGN", AS ASSIGNEE OF NETWORK CAPITAL ALLIANCE DIVISION). Class 2.16 Claims are Impaired. Sovereign Secured Claims shall be treated as follows:

                  (i) Sovereign will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   709 DeSoto Cove (St. Hwy 320), Hornlake, MS

                  (ii) If the above location is open as of the Effective Date, any arrearage existing on the obligations secured by the Collateral shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) If the above location is closed as of the Effective Date, the outstanding balance on the obligations will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.16 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.16 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            q. CLASS 2.17 (FLEET CAPITAL CORP., "FLEET", SUCCESSOR BY MERGER TO BANCBOSTON LEASING, INC., AS ASSIGNEE OF PACIFIC LEASING CO.). Class 2.17 Claims are Impaired. Fleet Secured Claims shall be treated as follows:

                  (i) Fleet will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   8650 University City Blvd., Charlotte, NC

                        (2)   741 W. 23rd St., Panama City, FL

                        (3)   7100 N. Davis Ave., Pensacola, FL

                        (4)   830 Jefferson Rd., Herrietta, NY

                        (5)   2630 Gulf to Bay Blvd., Clearwater, FL

                        (6)   1291 Dogwood Dr., S.W., Conyers, GA

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.17 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.17 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            r. CLASS 2.18 (BANCONE LEASING CORP., "BANCONE", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.18 Claims are Impaired. BancOne Secured Claims shall be treated as follows:

                  (i) BancOne will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   3789 Kirkman Rd., Orlando, FL

                        (2)   391 Town Center Boulevard, Pineville, NC

                  (ii) The outstanding balance on the obligations secured by the Collateral will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.18 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.18 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            s. CLASS 2.19 (KEY CORP LEASING, LTD., "KEY", AS ASSIGNEE OF PACIFIC FINANCIAL CO.). Class 2.19 Claims are Impaired. Key Secured Claims shall be treated as follows:

                  (i) Key will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                        (1)   2040 Stringtown Rd., Grove City, OH

                        (2)   525 Kolb Dr., Fairfield, OH

                        (3)   3573 McKinley Parkway, Hamburg, NY

                  (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                  (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                  (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                  (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount

                        (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.19 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.19 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            t. CLASS 2.20 (OTHER SECURED CLAIMS). Class 2.20 Claims are Impaired. In the sole discretion of the Reorganized Debtor, Other Secured Claims shall be treated as follows:

                  (i) retention of liens and receipt of deferred Cash payments equal to the amount of any Allowed Class 2.20 Claim, as of the Effective Date, with such deferred Cash payments being made from Excess Cash Flow in equal monthly payments over four (4) years beginning on the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, plus interest on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the Holders of Class
                        2.20 Claims with deferred cash payments having a value, as of the Effective Date, equal to the value of the collateral which secures the Claim); provided, however, that if an undersecured Holder of a Claim in this Class elects treatment under Section 1111(b)(2) of the Bankruptcy Code, the Debtor reserves the right to extend the payment term beyond four (4) years to the extent, if any, necessary to cause the stream of monthly payments to have a present value no greater than the value of the collateral; or

                  (ii) the Reorganized Debtor shall abandon the Property that secures any Allowed Class 2.20 Claim to the Holder of such Claim on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that is ten
                        (10) Business Days after the date on which such Claim becomes an Allowed Class 2.20 Claim by a Final Order; or

                  (iii) such other treatment as the Debtor or Reorganized Debtor and the Holder of any Allowed Class 2.20 Claim shall have agreed upon in writing.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            u. CLASS 2.21 (BERJAYA SECURED CLAIMS). Class 2.21 Claims are Impaired. The Berjaya Secured Claims will be satisfied by the distribution to Berjaya of shares of New Common Stock, the number of such shares to be calculated by dividing (x) the outstanding amount of the Berjaya Secured Claims on the Effective Date by (y) $.32.

                  COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

            3.    UNSECURED CLAIMS

      Allowed Unsecured Claims, other than Convenience Class Claims (Class 3.2) and Class 4 Claims, shall be treated as follows:

      a. AS TO CLASS 3.1 (General Unsecured Claims). Class 3.1 Claims are Impaired. This class includes all general unsecured claims not otherwise provided for, including, without limitation, the claim of Colorado Boxed Beef Company ("CBBC"), the claims of the Tinsley Service Providers, the Finova Deficiency Claim, CNL's claim for unpaid rent on closed stores to the date of surrender of the stores, and CNL's claim for damages for rejection of the leases on the closed stores. The Debtor estimates the total amount of the Class
            3.1 Claims to be approximately $15,000,000. Holders of Class 3.1 Claims shall receive, on the Effective Date, at their option, either New Unsecured Notes or New Secured Notes, having a principal amount equal to the amount of their Allowed Claims, as follows:

                  NEW UNSECURED NOTES:

                  Holders electing to receive New Unsecured Notes will receive unsecured notes issued under an indenture substantially in the form attached as EXHIBIT G to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class
                  3.1 Claims, payable in sixty (60) equal monthly installments with interest at 5% per annum, in full satisfaction of their Class 3.1 Claims. (The form of the New Unsecured Notes is attached as an exhibit to EXHIBIT G.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Unsecured Notes from the New Unsecured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(b)(iii) of the Plan. Mandatory prepayments from Excess Cash Flow for a Fiscal Year will be paid on August 31, of the succeeding Fiscal Year. This will allow time for the Reorganized Debtor's financial statements for its Fiscal Year, which ends in April, to be audited so that an accurate accounting of Excess Cash Flow can be made. The Holders of New Unsecured Notes will share Excess Cash Flow with the Holder of the Finova Secured Note and the Holders of the New Secured Notes based on the ratio of the principal amounts owing on the New Unsecured Notes to the sum of the principal amounts owing on the Finova Secured Note, the New Secured Notes and the New Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made. Excess Cash Flow consists essentially of 60% of the Reorganized Debtor's available cash flow, calculated as set forth in the definition of "Excess Cash Flow" in the Plan.

                  NEW SECURED NOTES:

                  Holders electing to receive New Secured Notes will receive secured notes issued under an indenture substantially in the form attached as EXHIBIT H to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class
                  3.1 Claims, payable in ninety-six (96) equal monthly installments with interest at 5% per annum in full satisfaction of their Class 3.1 Claims. (The form of the New Secured Notes is attached as an exhibit to EXHIBIT H.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Secured Notes, on August 31, of the succeeding Fiscal Year, from the New Secured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(b)(iii) of the Plan and as more fully explained in the discussion immediately above of the New Unsecured Notes.

                  The New Secured Notes will be secured by unencumbered tangible assets of the Debtor (18 leasehold mortgages at sites where the furniture, fixtures and equipment have not been pledged to lenders; 7 leasehold mortgages at sites where the equipment has been pledged; and 16 unencumbered equipment packages), all as more particularly described on EXHIBIT I. The collateral will be held by an indenture trustee for the benefit of the holders of the New Secured Notes pursuant to the indenture under which the New Secured Notes are issued. The Bankruptcy Court shall retain jurisdiction to authorize the indenture trustee to act or forbear from enforcing the security interest. EXHIBIT I contains information relevant to the value of the collateral: cost and book values of buildings and equipment; the Debtor's estimate of the liquidation values of same; and trailing 12 months' store level EBITDA for the period ending February 2002, with respect to the restaurants in question. In the event of a default on the New Secured Notes, the collateral might not be sufficient to satisfy the amounts secured thereby.

            A HOLDER OF A CLAIM IN CLASS 3.1 THAT FAILS TO INDICATE ON ITS BALLOT ITS ELECTION BETWEEN RECEIPT OF A NEW SECURED NOTE OR RECEIPT OF A NEW UNSECURED NOTE WILL BE DEEMED TO HAVE ELECTED THE NEW SECURED NOTE OPTION. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS
            3.1 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 3.1 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

      b. CLASS 3.2 (CONVENIENCE CLASS CLAIMS). Class 3.2 Claims are Impaired. This class consists of general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00. These claims will be paid in cash, in full, on the Effective Date, without interest. By establishing a Convenience Class at the $10,000 level, the Debtor expects to be able to reduce by approximately 180 to 200, the number of creditors that will receive New Unsecured Notes or New Secured Notes. The estimated payout to the Convenience Class is approximately $230,000.

      4. CLASS 4 (SECURITIES CLAIMS). Class 4 Claims are Impaired. To the extent, if any, the Class 4 Claims are Allowed, they are subordinated under section 510(b) of the Bankruptcy Code and will have the same priority as the Class 5 Interests. To the extent, if any, Allowed, the Class 4 Claims will share ratably with the Holders of the Class 5 Interests in the issuance by Reorganized RHG of 9,708,741 shares of New Common Stock.

                             TREATMENT OF INTERESTS:

      5. CLASS 5 (OLD COMMON STOCK INTERESTS). The Holders of the Class 5 Interests will share ratably with the Holders of Allowed Class 4 Claims, if any, in the issuance by Reorganized RHG of 9,708,741 shares of New Common Stock, as more particularly described in ARTICLE IV(C)(4) immediately below.

      The number of shares of Old Common Stock currently outstanding is 9,708,741. As described in SUBSECTION (E)(2) below, these shares will be cancelled on the Effective Date, and 9,708,741 shares of New Common Stock will be issued for ultimate distribution, on a ratable basis, to the Holders of Class 5 Interests and the Holders of Class 4 Claims, to the extent, if any, Class 4 Claims are Allowed. Based on the number of shares of New Common Stock expected to be distributed to the Berjaya DIP Financing Group and in respect of the Class
2.21 Claims (Berjaya Secured Claims), it is anticipated that the 9,708,741 shares of New Common Stock referred to herein will constitute approximately 38% of the New Common Stock to be issued pursuant to the Plan.

      In the event that, as of the Effective Date, any timely filed Class 4 Claims have not yet been Allowed or Disallowed pursuant to a Final Order, the 9,708,741 shares of New Common Stock referred to immediately above shall be issued and held as treasury stock by Reorganized RHG. At such time as all timely filed Class 4 Claims have been resolved pursuant to a Final Order or Orders, said shares shall be distributed by Reorganized RHG in accordance with the Plan.

      At such time as the ultimate distribution of the 9,708,741 shares of New Common Stock is to be made to the Holders of the Class 5 Interests and, if any, to the Holders of Allowed Class 4 Claims, the ratable share of the Holders of the Allowed Class 4 Claims shall be determined by multiplying 9,708,741 by a fraction, the numerator of which (x) shall be the aggregate amount of Allowed Class 4 Claims and the denominator of which (y) shall be the sum of (i) the aggregate amount of Allowed Class 4 Claims, plus (ii) the value, as of the end of the most recent calendar quarter preceding the distribution date, of the 9,708,741 shares of New Common Stock. The ratable share of the Holders of the Class 5 Interests shall be determined by subtracting the ratable share of the Holders of the Allowed Class 4 Claims from 9,708,741.

      6. CLASS 6 (OTHER INTERESTS). Class 6 Interests consist of all Interests other than Old Common Stock. This Class includes any options or warrants to purchase stock in the Debtor. The Holders of Class 6 Interests will neither receive nor retain any property under the Plan on account of their Class 6 Interests.

      (D)   AVOIDANCE ACTIONS.

      As set forth in SUBSECTION IV(G), the Debtor does not intend to pursue preference claims. The Debtor reserves the right however, to pursue other Avoidance Actions, the net proceeds of which, if any, will inure to the benefit of the Reorganized Debtor; provided, however, that, to the extent the net proceeds increase Excess Cash Flow they may inure to the benefit of the Holder of the Finova Secured Note and the Holders of the New Unsecured Notes and New Secured Notes. The Debtor is not currently aware of the existence of any such Avoidance Actions.

      (E)   MEANS FOR FUNDING AND IMPLEMENTATION OF PLAN

            1.    EFFECTIVE DATE PAYMENTS

      Before the entry of the Confirmation Order, the Debtor shall deposit Cash with the Disbursing Agent in an amount totaling the aggregate of all Effective Date Payments to be made by the Disbursing Agent.

            2.    ISSUANCE OF NEW UNSECURED NOTES AND NEW SECURED NOTES

      On the Effective Date, pursuant to an indenture substantially in the form attached as EXHIBIT G, New Unsecured Notes shall be distributed to Holders of Allowed Class 3.1 Claims who have elected to receive New Unsecured Notes. New Secured Notes shall be distributed to the other Holders of Allowed Class 3.1 Claims pursuant to an indenture substantially in the form attached as EXHIBIT H.

            3.    ISSUANCE OF NEW COMMON STOCK

      On the Effective Date, all of the Interests, including the Old Common Stock, shall be canceled, and the New Common Stock shall be issued and distributed as previously described.

      (F)   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            1.    ASSUMPTION AND REJECTION

      Under Section 365 of the Bankruptcy Code, the Debtor may assume or reject executory contracts and unexpired leases. As discussed above, the Debtor already has assumed and rejected certain contracts and leases outside of the Plan. A list of all of the Debtor's stores, showing which are leased and which are owned, is set forth on EXHIBIT B.

      Under the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between the Debtor and any Entity which (i) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, and (ii) are not the subject of pending motions to assume or assume and assign as of the Confirmation Date, will be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code. All executory and unexpired leases that are assumed will be assumed under their present terms or upon such terms as are agreed to between the applicable Debtor and the other party to the executory contract or unexpired lease.

      The material executory contracts the Debtor expects to assume are its contracts with (i) its principal food supplier, Commissary Operations, Inc.;
(ii) its supplier of beef, CBBC; (iii) the servicer of the dishwashing machines in the Debtor's restaurants, Auto-Chlor System; and (iv) Muzak. The projected cure amounts necessary to assume these contracts total approximately $68,000.

      The leases the Debtor expects to assume are identified on EXHIBIT J. The projected cure amounts necessary to assume these leases total approximately $1,300,000.

            2.    REJECTION DAMAGES

      Any Claim arising out of the Debtor's rejection under the Plan of any executory contract or unexpired lease must be filed with the Bankruptcy Court and served on counsel for the Debtor or Reorganized Debtor not later than thirty
(30) days after the service of notice of entry of the Confirmation Order, failing which the Claim will be forever barred from assertion against the Debtor's Estate or the Reorganized Debtor. Unless otherwise ordered by the Bankruptcy Court, all rejection Claims will be treated as Unsecured Claims under the Plan. The Debtor estimates that the range of rejection damages in this case will be $3,250,000 to $3,500,000.

            3.    BENEFIT PROGRAMS

      Except as otherwise provided in SECTION 7.05 of the Plan, all employee compensation and benefit programs of the Debtor entered into before or after the Petition Date and not since terminated shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, but (except as otherwise determined by Reorganized RHG) only to the extent that rights under such programs are held by the Debtor or Persons who are employees of Debtor as of the Confirmation Date, and the Debtor's obligations under such programs to Persons who are employees of the Debtor on the Confirmation Date (or former employees if so determined by Reorganized RHG) shall survive Confirmation of the Plan. Among the Debtor's employee compensation and benefit plans is the Roadhouse Grill, Inc. Deferred Compensation Plan, which is intended to qualify as an unfunded deferred compensation plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Savings deposits made to the plan by covered employees and matching employer contributions have been employed to fund life insurance policies which are held in a grantor trust created by the Debtor. Without limiting the generality of the provisions of SECTION 7.05 of the Plan, the Debtor intends that this deferred compensation plan be treated as an executory contract which is assumed under the Plan.

      (G)   INTENT TO PROSECUTE CAUSES OF ACTION AFTER CONFIRMATION

      Except as otherwise provided in the Plan and Plan Documents, all Causes of Action (including Avoidance Actions other than preference claims) will automatically be retained and preserved and will revest in the Reorganized Debtor, subject to the Liens thereon preserved by the Plan, if any. Except as otherwise provided in the Plan, the Reorganized Debtor will retain and have the exclusive right to enforce and prosecute these Causes of Action.

      The Reorganized Debtor intends to complete the investigation of, and as appropriate, commence or continue litigation or other proceedings of, various Causes of Action, whether or not these Causes of Action have been asserted or filed. The Causes of Action (including the Avoidance Actions other than preference claims) that will revest in the Reorganized Debtor and may be prosecuted include, BUT ARE NOT LIMITED TO: (i) any Cause of Action arising out of any accounts receivable listed in the Debtor's Schedules (and any amended schedules) filed in the

Chapter 11 Case; (ii) any Cause of Action to collect on, or arising out of or related to, any of the accounts or liabilities of the Debtor.

      Without limiting the generality of the foregoing, the only Cause of Action of which the Debtor is currently aware and which it intends to pursue is a claim against the Las Vegas franchisees for several hundred thousand dollars in unpaid franchise fees.

      The Debtor is unaware of any circumstances which would give rise to fraudulent transfer claims but reserves the right to pursue any such claims of which it may become aware.

      The Debtor has performed a preference analysis with respect to payments to insiders during the one year period prior to the Petition Date and does not believe that any payments made to insiders during that period constitute voidable preferences. All such payments were in the nature of compensation or expense reimbursement and are disclosed in the Schedules filed by the Debtor in this case.

      The Debtor has performed a preliminary preference analysis with respect to payments made to non-insiders during the 90-day period prior to the Petition Date and estimates that approximately $311,000 in payments made during that period could be exposed to preference avoidance, depending on a number of factors including whether the Debtor was insolvent, whether new value was extended to the Debtor after the payments and whether the payments would be deemed made in the ordinary course of business.

      The Debtor does not believe it would be cost-effective to conduct a more detailed preference analysis and take action to recover payments made within the 90-day period prior to the Petition Date. This Plan is a full payout plan, and creditors from whom preferences were recovered would be entitled to receive notes pursuant to Section 3.07(a) of the Plan in the amounts disgorged. The Debtor believes that, after netting out the costs of further analysis of potentially preferential payments and of pursing recovery of preference claims, the estate would not benefit materially from such action. The Debtor has decided, therefore, not to pursue preference claims.

      Any person, entity or other party subject to an Avoidance Action (other than preference claim), or a Cause of Action based on any of the accounts or transactions referenced above, should assume that the Reorganized Debtor may take any action appropriate to prosecute or enforce such Avoidance Action or Cause of Action against them, regardless of how such person, entity or other party may have voted on the Plan. The Causes of Action have been described and identified with as much particularity as is practicable and appropriate at this time. BECAUSE ALL INVESTIGATIONS AND INQUIRIES HAVE NOT YET BEEN COMPLETED, IT IS LIKELY THAT THERE WILL BE ADDITIONAL CAUSES OF ACTION (AND AVOIDANCE ACTIONS) NOT MENTIONED ABOVE, AND NO PARTY SHOULD ASSUME THAT ANY RELEASE OR DISCHARGE PROVISION CONTAINED IN THE PLAN, OR THE CONFIRMATION ORDER, WILL BAR OR OTHERWISE INHIBIT THE DEBTOR OR REORGANIZED DEBTOR FROM TAKING ANY ACTION TO PROSECUTE OR ENFORCE SUCH ADDITIONAL CAUSES OF ACTION. Under the circumstances, it is not feasible or in the best interests of the Debtor's Estate or its creditors to allow the continuing investigation to delay Confirmation of the Plan.

V.    VOTING PROCEDURES AND REQUIREMENTS

      (A)   ELIGIBILITY

      The Plan divides Claims against and Interests in the Debtor into various Classes and provides separate treatment for each Class. Only Classes comprised of Impaired Claims or Interests are entitled to vote to accept or reject the Plan. A Class of Claims or Interests is Impaired if legal, equitable or contractual rights attaching to the Claims or Interests of the Class are modified, other than by curing defaults and reinstating maturities. Therefore, the Holders of Class 2.1, 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12,
2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.21, 3.1, 3.2, 4 and 5 Claims
or Interests are entitled to vote. Holders of Class 6 Interests will receive or retain nothing under the Plan on account of their Interests, are impaired, but will not be entitled to vote because they are deemed not to accept the Plan.

      The creditors or Interest Holders whose Claims or Interests are objected to prior to the Voting Record Date (as defined in the Plan) are not eligible to vote to accept or reject the Plan unless the objection is resolved, or after notice and a hearing pursuant to Federal Rule of Bankruptcy Procedure 3018(a), the Bankruptcy Court allows the Claim or Interest temporarily for the purpose of voting to accept or reject the Plan. Any creditor or Interest Holder that wants its Claim or Interest to be allowed temporarily for the purpose of voting must take steps necessary to arrange an appropriate hearing with the Bankruptcy Court.

      Some creditors or Interest Holders may hold Claims or Interests in more than one Impaired Class. These creditors or Interest Holders must vote separately for each Class. These creditors or Interest Holders should receive a Ballot for all of their Claims and Interests in each Class (in accordance with the records of the Clerk of the Court) and should complete and sign each Ballot received.

      (B)   BALLOTS

      In voting for or against the Plan, please use only the Ballot or Ballots sent to you with this Disclosure Statement. You may receive more than one Ballot, and if you do, you should assume each Ballot is for a Claim or Interest in a different Class in which you are entitled to vote. Votes cast to accept or reject the Plan will be counted by Class. You are not required to vote all of your Claims or Interests in different Classes the same way. However, you are required to vote all of your Claims or Interests within a Class the same way. Please read the voting instructions contained within the Ballot for a thorough explanation of voting procedures applicable to your Claim or Interest.

      (C)   VOTING PROCEDURE

      To vote on the Plan, you must: (1) indicate on the Ballot that (a) you accept the Plan or (b) you reject the Plan; (2) if you hold a general unsecured claim in an amount greater than $10,000.00 and desire to reduce the claim to $10,000.00 and have it treated as a Class 3.2 Claim, indicate on the ballot your election to do so; (3) if you hold a Claim in Class 3.1 and do not desire to reduce the claim to $10,000.00, indicate on the Ballot your election to receive either the

New Secured Notes or the New Unsecured Notes; and (4) sign your name and mail the Ballot in the envelope provided for this purpose. Please complete and return each Ballot you receive to the Clerk of the Bankruptcy Court, and also return a copy of same to the Debtor's counsel, addressed as shown in the last paragraph of this ARTICLE V(C). Any Class 3.1 Claim which does not reflect a choice of election will be deemed to have elected to receive a New Secured Note. Put your taxpayer identification number (or social security number) on your Ballot where indicated. The designated Disbursing Agent cannot make distributions without your number. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON THE BALLOT.

      You may enclose a self-addressed postage pre-paid envelope and a copy of your Ballot(s) to be returned and stamped "Filed" from the Clerk of the Bankruptcy Court confirming the delivery and filing of your Ballot(s). You may not change your vote after it is cast unless the Bankruptcy Court permits you to do so after notice and a hearing to determine whether sufficient cause exists to permit the change. DO NOT RETURN ANY CERTIFICATES OR INSTRUMENTS EVIDENCING YOUR CLAIM WITH THE BALLOT.

      If you believe that you are a member of a voting Class for which you did not receive a Ballot, or if your Ballot is damaged or lost, or if you have any questions concerning voting procedures, then please contact the following in writing:

            Berger Singerman, P.A.
            350 East Las Olas Boulevard
            Suite 1000
            Fort Lauderdale, FL 33301
            Attention: Kerry L. Goins, Bankruptcy Paralegal
            Telephone: (954) 525-9900
            Facsimile: (954) 523-2872

      (D)   VOTING DEADLINE

      In order to be counted, Ballots must be marked, signed and returned so that they are RECEIVED by the Clerk of the Bankruptcy Court no later than 5:00 P.M. (EASTERN DAYLIGHT TIME) ON AUGUST 9, 2002. (the "VOTING TERMINATION DATE").

      (E)   IMPORTANCE OF VOTING/VOTE REQUIRED FOR ACCEPTANCE AND CONFIRMATION

      Your vote is important to the Chapter 11 Case. Your failure to vote will leave to other creditors and interest holders, whose interests may not be the same as yours, the decision to accept or reject the Plan. To have your vote counted, you must complete properly and return all Ballots by the Voting Termination Date provided above.

      The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by holders of at least two-thirds (2/3) in dollar amount, and more than one-half (1/2) in number, of the claims of that class which actually cast ballots. In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim in an impaired class or that the plan be found by the relevant court to provide the holder with at least as much value on account of its claim as it would receive in a liquidation of the debtor under Chapter 7 of the Bankruptcy Code.

      In the event any of the Classes of Impaired Claims vote to reject the Plan, the Debtor may seek to effect a "cramdown" on such dissenting Class and all Classes of the Debtor that are junior to such dissenting Class under section 1129(b) of the Bankruptcy Code and confirm the Plan over the Class' disapproval thereof. The Debtor may modify the terms of the Plan to effect a "cramdown" on any dissenting Class by reallocating value from all Classes at and below the level of the objecting Class to all Impaired senior Classes until all Impaired senior Classes are paid in accordance with the "absolute priority rule" of section 1129(b) of the Bankruptcy Code. The Debtor will file any such modifications to the Plan with the Bankruptcy Court and serve them upon all parties in interest entitled to receive notice of the hearing on the Confirmation of the affected Plan at least ten (10) days prior to the hearing.

VI.   CONDITIONS TO CONFIRMATION

      (A)   IN GENERAL

      Section 1129 of the Bankruptcy Code sets forth the requirements that must be satisfied in order for the Plan to be confirmed. Among other things, this section requires the Plan to (i) comply with the applicable provisions of the Bankruptcy Code; (ii) be proposed in good faith and not by any means forbidden by law; (iii) be accepted by each Impaired Class (subject to the "cramdown" provisions); and (iv) not likely be followed by the liquidation, or the need for further financial reorganization, of the Debtor.

      The Debtor believes that the Plan satisfies, or will satisfy, all of the statutory requirements for confirmation of the Plan. Before the Confirmation Hearing, the Debtor may be required to submit extensive pleadings and evidence demonstrating that the Plan complies with all of the provisions set forth above. The following sections discuss some of the requirements set forth in section 1129(a) of the Bankruptcy Code.

      (B)   BEST INTERESTS TEST

            1.    IN GENERAL

      Notwithstanding acceptance of the Plan by each Impaired Class, to confirm the Plan the Bankruptcy Court must determine that the Plan is in the best interests of each Holder of a Claim or Interest in an Impaired Class that has not voted to accept the Plan. Accordingly, if an Impaired Class does not unanimously accept the Plan, the "best interests" test of section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find that the Plan provides to each Holder of a Claim or Interest in each Impaired Class a recovery on account of the Holder's Claim or Interest that has a value at least equal to the value of the distribution that each such Holder would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

            2.    CHAPTER 7

      To estimate what members of each Impaired Class of Claims or Interests would receive if the Debtor were liquidated in a Chapter 7 case, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if the Chapter 11 Case were converted to a Chapter 7 case under the Bankruptcy Code and the Debtor's assets were liquidated by a Chapter 7 trustee (the "LIQUIDATION VALUE"). The Liquidation Value would consist of the net proceeds from the disposition of the Debtor's assets, augmented by the cash held by the Debtor and reduced by certain increased costs and claims that arise in a Chapter 7 liquidation that do not arise in a Chapter 11 reorganization case.

      The Liquidation Value available to general creditors would be reduced by:
(a) the claims of Secured Creditors to the extent of the value of their collateral; and (b) the costs and expenses of the liquidation under Chapter 7, which would include: (i) the compensation of a trustee and its counsel and other professionals retained; (ii) disposition expenses; (iii) all unpaid expenses incurred by the Debtor during its Chapter 11 Case (such as compensation for attorneys, financial advisors, investment bankers, brokers, auctioneers and accountants) which are allowed in the Chapter 7 case; (iv) litigation costs; (v) claims arising from the operation of the Debtor during the pendency of the Chapter 11 Case and Chapter 7 liquidation case. The liquidation itself would trigger certain priority claims, such as claims for severance pay, and would accelerate other priority payments which would otherwise be payable in the ordinary course. These priority claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay most other claims or to make any distribution in respect of interests.

      Additionally, liquidation would also involve the rejection of additional unexpired leases and executory contracts of the Debtor and cause the incurrence of substantial additional rejection damage claims and other liabilities against it.

      Once the percentage of liquidation proceeds for each Class can be ascertained, the value of the distribution available out of the Liquidation Value is compared to the value of the property offered to such Class under the Plan. If the value of property offered under the Plan exceeds the value available from a liquidation, then the Plan is in the best interests of Holders of Impaired Claims and Interests.

            3.    LIQUIDATION ANALYSIS

      After considering the effect that a Chapter 7 liquidation would have on the value of the Debtor's Estate, including the costs of and claims resulting from a Chapter 7 liquidation, the adverse effect of a forced sale on the prices of the Debtor's assets, the adverse impact resulting from the departure of the Debtor's employees, and the delay in the distribution of liquidation proceeds, the Debtor has determined that confirmation of the Plan will provide each Holder of an Allowed Claim or Interest other than a Class 6 Interest with a recovery that is greater than such Holder would receive pursuant to liquidation of the Debtor under Chapter 7 liquidation. The Debtor believes that Class 6 Interests would receive nothing in a Chapter 7 liquidation.

      The Debtor also believes that the value of any distributions to each Class of Allowed Claims in a Chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time. Distribution of the proceeds of the liquidation could be delayed. EXHIBIT C to the Disclosure Statement is a liquidation analysis for the Debtor demonstrating the basis for the Debtor's belief as stated herein.

      Thus, the Debtor believes the Plan meets the requirements of section 1129(a)(7) of the Bankruptcy Code because, under the Plan, all Holders of Impaired Claims will receive distributions that have a value at least equal to the value of the distribution that each such Person would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

      (C)   FEASIBILITY OF THE PLAN

      Section 1129(a)(11) of the Bankruptcy Code requires that confirmation should not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor (unless such liquidation or reorganization is proposed in the relevant plan). For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed its ability to meet its obligations under the Plan. As part of this analysis, the Debtor has prepared financial projections. Monthly projections for Fiscal Years 2003 and 2004, and the material assumptions on which they are based, are set forth in EXHIBIT D of this Disclosure Statement. Annual Projections for Fiscal Years 2005 through 2010, and the material assumptions on which they are based, are set forth in EXHIBIT E. Based upon the projections, the Debtor believes that its reorganization under the Plan satisfies the feasibility requirements of section 1129(a)(11).

      (D)   CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

      The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. The Plan may be confirmed under the cramdown provisions if, in addition to satisfying other requirements of section 1129 of the Bankruptcy Code, the Plan: (a) is "fair and equitable," and
(b) "does not discriminate unfairly" with respect to each Class of Claims that is Impaired under, and has not accepted, the Plan.

            1.    FAIR AND EQUITABLE TEST

      To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan is "fair and equitable" with respect to each Impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cramdown" tests for secured creditors, unsecured creditors and equity holders, as follows:

      (i) Secured Creditors. EITHER (I) EACH IMPAIRED SECURED CREDITOR RETAINS ITS LIENS SECURING ITS SECURED CLAIM AND RECEIVES ON ACCOUNT OF ITS

            SECURED CLAIM DEFERRED CASH PAYMENTS HAVING A PRESENT VALUE EQUAL TO THE AMOUNT OF ITS ALLOWED SECURED CLAIM, (ii) EACH IMPAIRED SECURED CREDITOR REALIZES THE "INDUBITABLE EQUIVALENT" OF ITS ALLOWED SECURED CLAIM OR (iii) THE PROPERTY SECURING THE CLAIM IS SOLD FREE AND CLEAR OF LIENS WITH SUCH LIENS TO ATTACH TO THE PROCEEDS OF THE SALE AND THE TREATMENT OF SUCH LIENS ON PROCEEDS IS PROVIDED IN CLAUSE (i) OR (ii) OF THIS SUBPARAGRAPH.

      (ii) Unsecured Creditors. EITHER (i) EACH IMPAIRED UNSECURED CREDITOR RECEIVES OR RETAINS UNDER THE PLAN PROPERTY OF A VALUE EQUAL TO THE AMOUNT OF ITS ALLOWED CLAIM OR (ii) THE HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE JUNIOR TO THE CLAIMS OF THE DISSENTING CLASS WILL NOT RECEIVE ANY PROPERTY UNDER THE PLAN.

      (iii) Interests. EITHER (i) EACH HOLDER OF AN EQUITY INTEREST WILL RECEIVE OR RETAIN UNDER THE PLAN PROPERTY OF A VALUE EQUAL TO THE GREATEST OF THE FIXED LIQUIDATION PREFERENCE TO WHICH SUCH HOLDER IS ENTITLED, THE FIXED REDEMPTION PRICE TO WHICH SUCH HOLDER IS ENTITLED OR THE VALUE OF THE INTEREST OR (ii) THE HOLDER OF AN INTEREST THAT IS JUNIOR TO THE NONACCEPTING CLASS WILL NOT RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN.

      The Debtor believes that the Plan and the treatment of all Classes of Impaired Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

            2.    NO UNFAIR DISCRIMINATION

      A plan of reorganization "does not discriminate unfairly" if: (a) the legal rights of the nonaccepting impaired class are treated in a manner that is consistent with the treatment of other classes whose legal rights are intertwined with those of the non-accepting class; and (b) no class receives payments in excess of that which it is legally entitled to receive for its allowed claim or allowed interest. The Debtor believes that under the Plan: (i) all Impaired Classes of Claims are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests with which their legal rights are intertwined, if any; and (ii) no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtor believes that the Plan does not discriminate unfairly as to any Impaired Class.

VII.  PROJECTED FINANCIAL INFORMATION

      The Debtor has prepared financial projections that may be useful to Holders of Claims or Interests in deciding whether to vote to accept or reject the Plan. The Debtor and its Financial Advisors prepared these projections and the Debtor's post-confirmation "business plan." The projected financial statements for Fiscal Years 2003 and 2004, on a monthly basis, and the assumptions upon which they are based, are contained in EXHIBIT D to the Disclosure Statement.

Projected financial statements, on an annual basis, for Fiscal Years 2005 through 2010, and the assumptions on which they are based, are contained in EXHIBIT E to the Disclosure Statement. The Debtor cautions that no representation can be made concerning the accuracy of the projected financial information or the ability to achieve the projected results. Historical financial information for Fiscal Years 2000 and 2001 and for the first three quarters of Fiscal Year 2002 is contained in EXHIBIT F to the Disclosure Statement.

      With respect to the projections for Fiscal Year 2003 contained in EXHIBIT D, this additional explanation is provided: The Debtor has decided recently to implement an enhanced marketing program and commit an additional $2.5 million in Fiscal Year 2003 to building the Roadhouse Grill(R) brand, principally through radio advertising. This $2.5 million is in addition to the amounts shown for each month of Fiscal Year 2003 for the line item "Marketing," which appears under "Operating Expenses" on EXHIBIT D. The additional expenditure of $2.5 million and the revenue projected to be realized therefrom are reflected in the line item, "Incremental Marketing Income," the entries in which constitute the projected monthly net effect on income in Fiscal Year 2003 of the additional marketing expenditures. Thus, for example, the incremental income expected to be derived from that portion of the $2.5 million expended in June 2002, is projected to be $397,800 less than the additional amount expended, while the incremental income projected to be derived in December 2002 is a positive $368,200. Though the net positive incremental income projected for Fiscal Year 2003 is a relatively modest $296,020, the Debtor believes that the long-term positive effects of building the brand under this marketing program will result in enhanced revenues in later years.

      Any of the assumptions on which these projections are based are subject to significant economic, competitive, and other uncertainties. It is likely that some assumptions will not materialize because of unanticipated events and circumstances. Accordingly, the actual results achieved throughout the projection period are likely to vary, perhaps substantially, from the projected results, either positively or negatively. The Debtor does not anticipate that it will update these projections at or prior to the Confirmation Hearing, furnish updated projections or otherwise make any updated projections available to the Holders of Claims or Interests, provided, however, that the Debtor reserves the right to prepare and furnish updated financial projections as in its absolute discretion it deems appropriate.

VIII. THE REORGANIZED DEBTOR

      (A)   OWNERSHIP STRUCTURE OF THE REORGANIZED DEBTOR

      On the Effective Date, all Interests including the 9,708,741 shares of Old Common Stock currently outstanding will be canceled, and the New Common Stock of Reorganized RHG will be issued as previously described. The Debtor anticipates that 25,333,741 shares of New Common Stock will be issued pursuant to the Plan as follows:

      Berjaya DIP Financing Group                 43.17%      10,937,500 shares
      Berjaya                                     18.50%       4,687,500 shares
      Class 4 Claims and Class 5 Interests        38.33%       9,708,741 shares


      (B)   EMPLOYMENT AGREEMENTS

      From time to time, key employees may be considered by the Board of Directors of the Reorganized Debtor for Employment Agreements. All agreements are subject to review and approval by the Board of Directors of the Reorganized Debtor. No individuals are being considered currently for employment agreements.

      (C)   INITIAL BOARD OF THE REORGANIZED DEBTOR(2)

      The board of directors shall be comprised of at least five (5) members. The initial board of directors of the Reorganized Debtor is expected to consist of Mr. Philip Friedman, Mr. John Hoey, Mr. Vincent Tan, Mr. Alain Lee and Mr. Ayman Sabi. Messrs. Friedman and Hoey are outside directors. Mr. Friedman is the President of McAlister's Corp., which is headquartered in Ridgeland, Mississippi and is unaffiliated with RHG, Berjaya or Mr. Sabi. Mr. Hoey is the President of Beneficial Capital Corp., which is headquartered in Ithaca, New York and is unaffiliated with RHG, Berjaya or Mr. Sabi. Mr. Tan is the chairman of Berjaya, which owns 62% of the Old Common Stock. Mr. Lee is Vice President-Franchising, Business Development and Corporate Affairs. Before becoming employed by RHG in 1998, he was employed in Kuala Lumpur by Berjaya's parent corporation. Mr. Sabi is President and Chief Executive Officer of RHG. He owns approximately 2,000 shares of the stock in RHG. Directors not resident in Florida receive $3,500 plus expenses per quarterly board meeting.

      (D)   Executive Compensation

      The by-laws of Reorganized RHG shall provide that the compensation of RHG's executive management must be approved by a compensation committee of the board, a majority of the members of which committee shall be outside directors. The expected compensation of Reorganized RHG's executive officers, subject to approval of the compensation committee, is as follows:



----------

2 In early 2002, one of RHG's directors, Phillip Ratner, resigned. Mr. Ratner accepted the position of Chief Executive Officer of Marie Calendars, headquartered in California, and moved to California. His new responsibilities as CEO and the difficulty in attending board meetings because of his relocation prompted his resignation from the board.

                                                                    Monthly
Name                    Position                  Annual Salary    Allowance
----                    --------                  -------------    ---------
Ayman Sabi          President & CEO                 $321,000      Housing, Car,
                                                                  Misc. - $5,300

Gary Bennett        Chief Operating Officer         $170,000      Car - $500

Alain Lee           Vice President-Franchising,     $130,000      Housing, Car -
                    Business Development and                      $2,500
                    Corporate Affairs

Martin Bernholz     Secretary                       $48,000


      The Debtor is currently conducting a search for a new Chief Financial Officer, whose total compensation package is expected to be in the $200,000 range. In the meantime, this function is being performed by Cornerstone Consultants, RHG's financial advisor.

      (E)   Public Reporting Obligations

      Reorganized RHG is expected to continue to be subject to public reporting obligations under the federal securities laws.

IX.   RISK FACTORS

      (A)   INTRODUCTION

      This section summarizes some of the risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each Holder of a Claim or Interest with such Holder's own advisors.

HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN, ITS IMPLEMENTATION OR ITS SUCCESS.

      (B)   BANKRUPTCY RISKS

            1.    RISKS RELATING TO CONFIRMATION

      For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan, except for those Classes which will not receive any distribution under the Plan and which are, therefore, presumed to have rejected the Plan. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.

      If one or more of the Impaired Classes vote to reject the Plan, then the Debtor may request that the Bankruptcy Court confirm the Plan by application of the "cramdown" procedures available under section 1129(b) of the Bankruptcy Code. There can be no assurance, however, that the Debtor will be able to use the cramdown provisions of the Bankruptcy Code for Confirmation of the Plan.

      If the Plan, or a plan determined not to require resolicitation of any Classes of Claims or Interests by the Bankruptcy Court, were not to be confirmed, it is unclear what distribution Holders of Claims and Interests ultimately would receive with respect to their Claims and Interests. If an alternative plan could not be agreed to, it is likely that Holders of Claims and Interests would receive less than they would have received pursuant to this Plan.

      Any objection to the Plan by a member of a Class of Claims or Interests could also either prevent Confirmation of the Plan or delay such Confirmation for a significant period of time.

            2.    OTHER BANKRUPTCY RISKS

      If Administrative Expense Claims or Priority Claims are determined to be Allowed in amounts greatly exceeding the Debtor's estimates, then there may be inadequate Cash or other property available on the Effective Date to pay certain Claims under the Plan, and the Plan would not become Effective.

      In addition, the effect, if any, that the Chapter 11 Case may have upon any continued operations of the Reorganized Debtor cannot be accurately predicted or quantified. Although the Debtor's reorganization will eliminate some uncertainty about the Reorganized Debtor's future operations, some entities, at least initially, may be uncomfortable doing business with a company that recently emerged from the Chapter 11 process. The Chapter 11 Case could harm the Reorganized Debtor's relationships with its customers, suppliers, and employees, resulting in a material adverse impact on the Reorganized Debtor's operations.

      (C)   BUSINESS RISKS

            1.    SEASONALITY

      As stated previously, RHG's operating results fluctuate seasonally because of its geographic concentration. Of the 72 restaurants currently owned and operated by RHG, 31 are located in residential areas in Florida.

            2.    GENERAL FACTORS

      RHG's quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

                  a. economic conditions generally and in each of the markets in which RHG is located.

                  b. the amount of sales contributed by new and existing restaurants;

                  c.    labor costs for RHG's personnel;

                  d. RHG's ability to achieve and sustain profitability on a quarterly or annual basis;

                  e. consumer confidence (including the impact thereon of world events such as acts of terrorism) and changes in consumer preferences;

                  f. health concerns, including adverse publicity concerning food-related illness;

                  g.    significance and variability of pre-opening expenses;
                        and

                  h. the level of competition from existing or new competitors in the full-service casual dining segment of the restaurant industry.

            3.    RELIANCE ON KEY PERSONNEL

      The Debtor believes that its success depends on the services of its present management. If the Reorganized Debtor loses the services of any key executives, its business could be materially adversely affected. The Reorganized Debtor also believes that its ability to retain members of its senior management team and key personnel is critical to its future success.

            4.    COMPETITION AND INFLATION

      The market for the Debtor's services is highly competitive. Inflation is also a factor. The primary inflationary factors affecting RHG's operations include food, beverage and labor costs. Labor costs are affected by changes in the labor market generally and, because many of RHG's employees are paid at federal and state established minimum wage levels, changes in such wage laws affect RHG's labor costs. In addition, most of RHG's leases require RHG to pay taxes, maintenance, repairs and utilities, and these costs are subject to inflationary pressures. RHG believes recent low inflation rates in its principal markets have contributed to relatively stable food and labor costs. There is no assurance that low inflation rates will continue or that RHG will have the ability to control costs in the future.

      (D)   SECURITIES RISKS

            1.    LACK OF ESTABLISHED MARKET FOR THE NEW SECURITIES; VOLATILITY

      There is no established market for the New Unsecured Notes, the New Secured Notes, or the New Common Stock being issued under the Plan. There can be no assurance that an active market for such securities will develop or, if any market does develop, that it will continue to exist, or as to the degree of price volatility in any such market. Accordingly, no assurance can be given that a holder of New Unsecured Notes, New Secured Notes, or New Common Stock will be able to sell such securities in the future or as to the price at which any such sale may occur. If such markets were to exist, such securities could trade at prices higher or lower than the face amount thereof, depending upon many factors, including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtor.

      The Debtor has not attempted to make any estimate of the price at which the New Unsecured Notes, the New Secured Notes or the New Common Stock may trade in the market. No assurance can be given as to the market prices for these securities that will prevail following the Effective Date.

            2.    DIVIDENDS

      Reorganized RHG does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, covenants in certain debt instruments to which the Reorganized Debtor will be a party may restrict the ability of the Reorganized Debtor to pay dividends or make other distributions to shareholders.

            3.    DELAY IN ULTIMATE DISTRIBUTION OF NEW COMMON STOCK

      Under the Plan, 9,708,741 shares of New Common Stock are to be issued ratably to the Holders of the Class 5 Interests and, if any, the Holders of Allowed Class 4 Claims. The Debtor does not expect that the Class 4 Claims will be finally liquidated and Allowed or Disallowed by the Effective Date, and these shares, therefore, will be issued and held by the Debtor as treasury stock until a final allocation can be made. Indeed, it is possible that final liquidation and Allowance or Disallowance of the Class 4 Claims might not occur until months or years after the Effective Date. Accordingly, a lengthy period of time may elapse before Holders of Class 5 Interests and, if any, Holders of Allowed Class 4 Claims gain access to their allocable shares of the New Common Stock. The New Common Stock will be subject to fluctuations in value during the period it is held by the Debtor as treasury stock.

X.    TAX IMPLICATIONS

The Debtor has not obtained rulings from the Internal Revenue Service regarding the federal tax implications of the Plan.

                  THE DEBTOR IS NOT OFFERING TAX ADVICE TO ANY CREDITOR OR
            INTEREST HOLDER AND THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSIDERED TO CONTAIN ANY SPECIFIC ADVICE OR INSTRUCTION CONSIDERING THE TAX TREATMENT OF ANY CLAIM OR INTEREST. EACH CREDITOR AND INTEREST HOLDER IS URGED TO CONSULT WITH ITS OWN LEGAL, ACCOUNTING OR OTHER ADVISOR CONCERNING THE TAX TREATMENT OF ITS CLAIM, INTEREST AND ANY DISTRIBUTION FROM OR ON BEHALF OF THE DEBTOR PURSUANT TO THE PLAN OR OTHERWISE.

XI.   APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS

      (A)   GENERAL

      No registration statement will be filed under the Securities Act of 1933 (as amended), 15 U.S.C. Sections 77A-77AA (the "Securities Act"), or any state securities laws with respect to the offer and distribution under the Plan of the New Unsecured Notes, the New Secured Notes, the Finova Secured Note or the New Common Stock. The Debtor believes that the provisions of Section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from Federal and State Securities Registration Requirements.

      (B)   BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS

            1.    INITIAL OFFER AND SALE OF SECURITIES

      Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interests in the debtor, or principally in such exchange and partly for cash or property. The Debtor believes that the offer and sale of the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

            2.    SUBSEQUENT TRANSFERS OF SECURITIES

      In general, all resales and subsequent transactions in the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "affiliate" of "Reorganized RHG" or an "underwriter" with respect to such securities. Rule 144 under the Securities Act defines "affiliate" of an issuer as any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

      (a) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

      (b) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

      (c) persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

      (d) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer. Whether or not any particular person would be deemed to be an "affiliate" of Reorganized RHG or an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtor expresses no view as to whether any person would be deemed to be an "affiliate" of Reorganized RHG or an "underwriter" with respect to any security to be issued pursuant to the Plan.

      Rule 144 under the Securities Act provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an "affiliate" of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtor believes that, pursuant to section 1145(c) of the Bankruptcy Code, the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock will be unrestricted securities for purposes of Rule 144. However, the Debtor does not expect there to be a significant market for either the New Unsecured Notes, the New Secured Notes or the Finova Secured Note.

      In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not "affiliates" of the issuer are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

      (a) either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

      (b) the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); or

      (c) the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

      THE DEBTOR HAS NOT SOUGHT THE VIEWS OF THE SEC ON THIS MATTER AND, THEREFORE, NO ASSURANCE CAN BE GIVEN REGARDING THE PROPER APPLICATION OF THE "ORDINARY TRADING TRANSACTION" EXEMPTION DESCRIBED ABOVE. ANY PERSONS INTENDING TO RELY ON SUCH EXEMPTION ARE URGED TO CONSULT THEIR OWN COUNSEL AS TO THE APPLICABILITY THEREOF TO ANY PARTICULAR CIRCUMSTANCES.

      GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN "AFFILIATE" OF REORGANIZED RHG OR "UNDERWRITER" WITH RESPECT TO THE NEW UNSECURED NOTES, THE NEW SECURED NOTES, OR THE NEW COMMON STOCK, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SUCH SECURITIES AND RECOMMENDS THAT HOLDERS OF CLAIMS OR INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

      State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New Unsecured Notes, the New Secured Notes, and the New Common Stock.

      (C)   CERTAIN TRANSACTIONS BY STOCKBROKERS

      Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New Common Stock prior to the expiration of 40 days after the first day on which such securities were bona fide offered to the public by Reorganized RHG or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. THE VIEWS OF THE SEC ON THIS MATTER, HOWEVER, HAVE NOT BEEN SOUGHT BY THE DEBTOR AND, THEREFORE, NO ASSURANCE CAN BE GIVEN REGARDING THE POSSIBLE CONSEQUENCES OF NONCOMPLIANCE BY STOCKBROKERS WITH THE DISCLOSURE STATEMENT DELIVERY REQUIREMENTS OF SECTION 1145(a)(4). STOCKBROKERS ARE URGED TO CONSULT THEIR OWN COUNSEL WITH RESPECT TO SUCH REQUIREMENTS.

      (D)   REGISTRATION UNDER THE TRUST INDENTURE ACT OF 1939

      With respect to the New Unsecured Notes and the New Secured Notes, to the extent applicable, Reorganized RHG will take whatever steps are necessary to comply with the Trust Indenture Act of 1939, as amended.

      THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTOR DOES NOT MAKE ANY REPRESENTATIONS CONCERNING, AND DOES NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DISCUSSED ABOVE. THE DEBTOR ENCOURAGES EACH PERSON WHO IS TO RECEIVE SECURITIES UNDER THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH SUCH PERSON'S LEGAL ADVISORS WITH RESPECT TO SUCH MATTERS.

XII.  ALTERNATIVES TO PLAN

      If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under Chapter 7 or Chapter 11 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans.

      (A)   CHAPTER 7 LIQUIDATION

      If no Chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the remaining assets of the Debtor. A discussion of the effect that a Chapter 7 liquidation would have on the recovery of Holders of Claims and Interests is set forth in SECTION VI(B)(2)-(3), above. The Debtor believes that liquidation under Chapter 7 would result in lesser distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee.

      (B)   ALTERNATE PLAN

      If the Plan is not confirmed, the Debtor or any other party in interest in the Chapter 11 Case could attempt to formulate and propose a different plan or plans of reorganization. Such plan could involve another form of reorganization or an orderly liquidation of the Debtor's assets under Chapter 11. The Debtor does not believe an alternative Chapter 11 plan can be formulated that provides greater distributions to creditors than is provided under the Plan. The Plan is premised on distributions to creditors under the priorities established by the Bankruptcy Code within a short period of time. An alternative Chapter 11 plan likely would involve further negotiations and formulation -- increasing administrative expenses and thus reducing creditor distributions -- and likely would delay, perhaps significantly, the timing of distributions to creditors.

XIII. CONCLUSION

      Voting on the Plan by each Holder of a Claim or Interest entitled to vote is important. After carefully reviewing the Plan and this Disclosure Statement, please indicate your vote on the enclosed Ballot(s) and return same in the pre-addressed envelope provided for this purpose to the Voting Agent by the Voting Termination Date.

      Dated: June 12, 2002.

                                    ROADHOUSE GRILL, INC.,
                                    Debtor-in-Possession

                                    By:
                                        --------------------------------
                                          Ayman Sabi, President


                                    Respectfully submitted,

                                    BERGER SINGERMAN, P.A.
                                    Attorneys for the Debtor-in-Possession
                                    200 S. Biscayne Boulevard, Suite 1000
                                    Miami, Florida 33131
                                    Telephone: (305) 755-9500
                                    Facsimile: (305) 714-4340

                                    By:
                                        --------------------------------
                                          Paul Steven Singerman, Esq.
                                          Florida Bar No. 378860
                                          E-mail: singerman@bergersingerman.com
                                          Leslie Gern Cloyd, Esq.
                                          Florida Bar No. 303305
                                          E-mail: lcloyd@bergersingerman.com

                                    and

                                    Gerald A. Jeutter, Jr., Esq.
                                    North Carolina Bar No. 17724
                                    E-mail: jjeutter@kilpatrickstockton.com
                                    Alfred S. Lurey, Esq.
                                    Georgia Bar No. 461500
                                    E-mail: alurey@kilpatrickstockton.com
                                    Melinda A. Marbes, Esq.
                                    Georgia Bar No. 004440
                                    mmarbes@kilpatrickstockton.com
                                    KILPATRICK STOCKTON LLP
                                    Attorneys for the Debtor-in-Possession
                                    3737 Glenwood Avenue, Suite 400
                                    Raleigh, NC 27612
                                    Telephone: (919) 420-1700
                                    Facsimile: (919) 420-1800

XIV.  DISCLOSURE STATEMENT EXHIBITS

      Exhibit A:  Plan
      Exhibit B:  List of All Debtor's Stores, Both Leased and Owned
      Exhibit C:  Liquidation Analysis
      Exhibit D: Debtor's Consolidated Projections-Monthly (FY2003 and 2004) Exhibit E: Debtor's Consolidated Projections-Annually (FY2003-FY2010) Exhibit F: Debtor's Historical Financial Information
      Exhibit G:  Form of Indenture for New Unsecured Notes
      Exhibit H:  Form of Indenture for New Secured Notes
      Exhibit I:  Description of Collateral for New Secured Notes
      Exhibit J:  Leases Expected to be Assumed